    As filed with the Securities and Exchange Commission on September 30, 2004
                                                 Commission File No. 333--117994

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                                (Amendment No. 1)


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
                 (Name of small business issuer in its charter)

               DELAWARE                                     51-0401125
               --------                                     ----------
      (State or jurisdiction of                  (I.R.S. Employer Identification
    incorporation or organization)                             No.)

                                      4955
                                      ----
                          (Primary Standard Industrial
                           Classification Code Number)

                                  Bruce Beattie
                             Chief Executive Officer
                              6451-C El Camino Real
                           Carlsbad, California 92009
                                 (760) 918-1860
                                 --------------
          (Address and telephone number of principal executive offices)
                (Name, address, including zip code, and telephone
         number, including area code, of agent for service of process)

                                    Copies to

                               Nimish Patel, Esq.
                             Richardson & Patel LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182

Approximate date of proposed sale to public: From time to time after the effective date of this registration statement.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                              CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED
                                                                                 MAXIMUM       PROPOSED MAXIMUM     AMOUNT OF
                   TITLE OF EACH CLASS OF                     AMOUNT TO BE   OFFERING PRICE       AGGREGATE       REGISTRATION
                SECURITIES TO BE REGISTERED                    REGISTERED       PER SHARE       OFFERING PRICE         FEE
------------------------------------------------------------- -------------- ---------------- ------------------- --------------
Common shares                                                                                 $4,499,382.96            (1)
------------------------------------------------------------- -------------- ---------------- ------------------- --------------
Common shares underlying Convertible Note (2)                     3,748,286                                            (1)
------------------------------------------------------------- -------------- ---------------- ------------------- --------------
Common shares underlying warrants (3)                             2,250,000                                            (1)
------------------------------------------------------------- -------------- ---------------- ------------------- --------------
Common shares issuable to Fusion Capital Fund II, LLC (4)         5,700,000                                            (1)
------------------------------------------------------------- -------------- ---------------- ------------------- --------------
      Total                                                      12,498,286                   $4,499,382.96            (1)
------------------------------------------------------------- -------------- ---------------- ------------------- --------------

(1) Previously submitted in connection with the Registrant's filing of the initial Registration Statement filed on August 6, 2004.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                    Subject to Completion, dated [____], 2004



THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS


                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.


                                               12,498,286 SHARES OF COMMON STOCK

--------------------------------------------------------------------------------

This prospectus relates to the sale of up to 12,498,286 shares of our common stock by the selling security holders. Up to 9,800,000 shares of our common stock are being offered hereby by Fusion Capital Fund II, LLC, a selling security holder under this prospectus. Up to 2,698,286 shares of our common stock are being offered by other selling security holders. The prices at which the selling security holders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by the selling security holders.


Our common stock is quoted on the Nasdaq OTC Bulletin Board under the symbol "SSWM." On September 23, 2004, the last reported sale price for our common stock as reported on the Nasdaq OTC Bulletin Board was $0.37 per share.


You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. The information in this prospectus is accurate as of the date on the front page of this prospectus, but the information may have changed since that date.


INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF THESE RISKS.


Fusion Capital Fund II, LLC, a selling security holder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON SHARES OFFERED FOR SALE UNDER THIS PROSPECTUS OR THE MERITS OF THAT OFFERING, OR HAS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     ------

                         The date of this prospectus is

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


    This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. This prospectus contains market data related to our business. This data has been included in articles published by independent industry sources. Although we believe these sources are reliable, we have not independently verified this market data. This market data includes projections that are based on a number of assumptions. If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.


    Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports which may be filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law.

                                TABLE OF CONTENTS
                                                                            PAGE

SUMMARY INFORMATION............................................................1
RISK FACTORS...................................................................3
        Risks Relating to our Business.........................................3
        Risks Relating to an Investment in our Securities......................9
USE OF PROCEEDS...............................................................14
THE FUSION TRANSACTION........................................................15
SELLING SECURITY HOLDERS......................................................19
PLAN OF DISTRIBUTION..........................................................21
LEGAL PROCEEDINGS.............................................................22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................25
DESCRIPTION OF SECURITIES.....................................................26
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................27
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
   LIABILITIES................................................................28
DESCRIPTION OF BUSINESS.......................................................31
        Overview..............................................................31
        History...............................................................31
        Industry Background...................................................31
        Mission...............................................................32
        Remediation Services and Products.....................................32
        Technology Licensing..................................................34
        Markets for Remediation Products......................................34
        Competition...........................................................35
        Intellectual Property.................................................36
        Research and Development..............................................36
        Parent Company........................................................36
        Employees.............................................................36
        Government Regulation.................................................37
MANAGEMENT'S DISCUSSION AND ANALYSIS..........................................38
DESCRIPTION OF PROPERTY.......................................................43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................43
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................44
EXECUTIVE COMPENSATION........................................................47
REPORTS TO SECURITY HOLDERS...................................................50
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
    DISCLOSURE................................................................50
FINANCIAL STATEMENTS.........................................................F-1

                               SUMMARY INFORMATION

    This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section. Unless the context requires otherwise, "WE," "US," "OUR", " and the "COMPANY" and similar terms collectively refer to Sub Surface Waste Management of Delaware, Inc. a Delaware corporation.

THE COMPANY

    We are a Delaware corporation. Our principal executive offices are located at 6451-C, El Camino Real, Carlsbad, CA 92009. Our telephone number is (760) 918-1860. The address of our website is www.bugsatwork.com. Information on our website is not part of this prospectus.

    The company engages in developing, manufacturing and selling engineered remediation solutions for clean up of toxic waste releases to soil and groundwater and the bio-recycling of spent activated carbon filtration media. We specialize in bioremediation treatments, which may be in situ (in ground) or ex situ (above ground) . Bioremediation is a treatment process that uses naturally occurring microorganisms, such as yeast, fungi or bacteria, to breakdown hazardous substances into less toxic, or even non-toxic, substances. Bioremediation technologies assist the growth of microorganisms and increase microbial populations by creating optimum environmental conditions for them to detoxify the maximum amount of contaminants. The specific type of bioremediation technology used is determined by several factors, including the type of microorganisms present, the site conditions, and the quantity and toxicity of contaminant chemicals. Different microorganisms degrade different types of compounds and survive under different conditions.

    Our products consist of unique collections of microbial cultures developed over a thirty-year period and licensed to the company by XyclonyX, a subsidiary of U.S. Microbics, Inc. The company uses these cultured specific microbial blends to address specific identified wastes. The company's in-house technicians work with an assigned Project Engineer to develop a site-specific engineered-remedial solution that will meet or exceed regulatory agency requirements. We use our proprietary microbial blends for bioremediation, sometimes in conjunction with our Bio-Raptor system and provide direct technical engineering consultation as needed. We also provide comprehensive civil and environmental engineering project management services including specialists to design, permit, build and operate environmental waste clean-up treatment systems using conventional, biological and filtration technologies.

    The company's remediation technologies, including those currently being developed, meet the requirements of the various industries as well as the EPA provisions for application of naturally occurring and non-genetically modified microbes. Management believes that the company's products are superior to existing technologies in terms of energy efficiency, ease of manufacturing, breadth of usefulness and cost. The XyclonyX microbial products have received approval as "relatively safe" from the U.S. Department of Agriculture, its highest rating.

    Bio-Raptor(TM) is the company's patented ex-situ bioremediation treatment system for cleaning up hydrocarbon-contaminated soil. The Bio-Raptor(TM) screens and treats soil contamination on-site, thereby reducing costs, maximizing material treatment surface area and aeration, reducing retention time, minimizing potential liability through on-site treatment and eliminating contaminant transportation-related risks and site downtime.

    BAC(TM) and BioGAC(TM) are our biorecycling technologies used to reactivate or extend the service life of on-line activated carbon filtration media used to control toxic pollutant emissions from both air and water waste streams.

THE OFFERING


    Fusion Capital, a selling security holder under this prospectus, is offering for sale up to 9,800,000 shares of our common stock (including 1,050,000 shares that we have issued to Fusion Capital as compensation in connection with its purchase commitment, up to 5,700,000 shares that may be purchased by Fusion Capital pursuant to the common stock purchase agreement, up to 800,000 shares issuable upon conversion of the Note and up to 2,250,000 shares issuable upon exercise of warrants ). Certain other selling security holders under this prospectus are offering up to 2,698,286 shares of our common stock.

    On June 10, 2004, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital has agreed to purchase, on each trading day, at least $12,500 of our common stock up to an aggregate, under certain conditions, of $6.0 million. In our discretion, we may elect to sell more of our common stock to Fusion Capital than the minimum daily amount.


    On August 4, 2004, the company entered into a loan agreement and convertible promissory note with Fusion Capital to borrow $200,000 at annual interest rate of 10%. The maturity date of the Note is January 31, 2005, and may be redeemed by us at any time, but subject to Fusion Capital's right to convert any outstanding principal and accrued interest due into our commons shares. Prior to the maturity date, the Note shall convert at $0.25 per share. After the maturity date, the interest rate on the Note shall increase to 15% per annum, and the Note shall convert at a price equal to the lesser of (i) 50% of the average of the three (3) lowest closing sale prices of the common shares during the twelve
(12) trading days prior to the submission of a conversion notice or (ii) $0.25 per share. In connection with the Note, Fusion Capital was issued warrants to purchase 250,000 shares of our common stock at an exercise price of $.275 per share.

    As of September 23, 2004, there were 29,812,574 shares outstanding, including the 1,050,000 shares that we have issued to Fusion Capital as compensation in connection with its purchase commitment, but excluding the 2,250,000 shares of common stock issuable upon exercise of warrants and any shares that may be issued under the Note or pursuant to the common stock purchase agreement. The number of shares offered by this prospectus represents 41.9% of the total common stock outstanding as of September 23, 2004. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the common stock purchase agreement, the number of shares we issue upon exercise of the warrants and the number of shares issued, if any, upon conversion of the note.


    The common shares offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution." We will not receive any of the proceeds from those sales. However, we may receive up to $6.0 million in proceeds from the sale of our common stock to Fusion Capital under the common stock purchase agreement. Should the selling security holders in their discretion exercise any of the common share purchase warrants underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those warrants. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling security holders.

                                  RISK FACTORS

    AN INVESTMENT IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK AND IS SUBJECT TO MANY UNCERTAINTIES. THESE RISKS AND UNCERTAINTIES MAY ADVERSELY AFFECT OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION. OUR MOST SIGNIFICANT RISKS AND UNCERTAINTIES ARE DESCRIBED BELOW; HOWEVER, THEY ARE NOT THE ONLY RISKS WE FACE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, OR RESULTS OR OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED, THE TRADING OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT THEREIN. YOU SHOULD ACQUIRE SHARES OF OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. IN ORDER TO ATTAIN AN APPRECIATION FOR THESE RISKS AND UNCERTAINTIES, YOU SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY AND CONSIDER ALL OF THE INFORMATION AND ADVISEMENTS CONTAINED IN THIS PROSPECTUS, INCLUDING THE FOLLOWING RISK FACTORS AND UNCERTAINTIES.

RISKS RELATING TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND HAVE ACCUMULATED SIGNIFICANT LOSSES SINCE OUR INCEPTION AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE. NONE OF OUR PRODUCTS OR SERVICES ON THE MARKET CURRENTLY GENERATING SIGNIFICANT REVENUES. OUR INABILITY TO GENERATE REVENUES AND PROFITS FROM OUR PRODUCTS AND SERVICES COULD CAUSE US TO GO OUT OF BUSINESS AND FOR YOU TO LOSE YOUR ENTIRE INVESTMENT.

    We are a development stage company engaged in developing and selling microbial technology and engineering application expertise. We have yet to establish any history of profitable operations. We have incurred annual operating losses of $1,178,447, $840,825 and $16,012, respectively, during the past three fiscal years of operation. As a result, at March 31, 2004, we had an accumulated deficit of $7,887,152. We have incurred net losses from continuing operations of $1,178,447and $840,825 for the fiscal years ending September 30, 2003 and September 30, 2002. Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our products and services. No assurances can be given when this will occur or that we will ever be profitable. Our parent company, U.S. Microbics, Inc., has invested, and we have relied on, approximately $6,700,000 in our operations to date, however we will need to raise additional capital to continue as a going concern.


    Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended September 30, 2003, relative to our ability to continue as a going concern. Note M to our financial statements addressed management's plans to address the working capital deficit. We may not be successful in addressing these issues. If we cannot successfully continue as a going concern, our shareholders may lose their entire investment in our common shares. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


OUR INABILITY TO RAISE ADDITIONAL WORKING CAPITAL AT ALL OR TO RAISE IT IN A TIMELY MANNER WOULD NEGATIVELY IMPACT OUR ABILITY TO FUND OUR OPERATIONS, TO GENERATE REVENUES, AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN, LEADING TO THE REDUCTION OR SUSPENSION OF OUR OPERATIONS AND ULTIMATELY OUR GOING OUT OF BUSINESS. SHOULD THIS OCCUR, THE VALUE OF YOUR INVESTMENT IN THE COMMON SHARES COULD BE ADVERSELY AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

    We will most likely need to raise cash and additional working capital to cover the anticipated shortfall in our cash and working capital until such time as we become cash flow positive based solely on sales and service revenues less operating and other costs. At March 31, 2004, we had a working capital deficit of $165,723. The independent auditor's report for the year ended September 30, 2003, includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We have an operating cash flow deficit of $563,772, as of March 31, 2004, an operating cash flow deficit of $259,728, as of December 31, 2003 and an operating cash flow deficit of $629,638, for the year ended September 30, 2003. We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries. Therefore, we need additional funds to continue these operations.

    We only have the right to receive $12,500 per trading day under the agreement with Fusion Capital unless our stock price equals or exceeds $0.70, in which case the daily amount may be increased under certain conditions as the price of our common stock increases. Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $0.10. Assuming we sell 5,700,000 shares to Fusion Capital pursuant to the common stock purchase agreement, the selling price of our common stock to Fusion Capital would have to average at least $1.05 per share for us to receive the maximum proceeds of $6.0 million. Assuming we sell 5,700,000 shares to Fusion Capital pursuant to the common stock purchase agreement at a purchase price of $0.37 per share (the closing sale price of the common stock on September 23, 2004), proceeds to us would only be $2,109,000, unless we choose to sell more than 5,700,000 shares, which we have the right, but not the obligation, to do.


    The extent we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the commercialization of our products and services. If obtaining sufficient financing from Fusion Capital were to prove prohibitively expensive and if we are unable to commercialize and sell our products and services, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the full $6.0 million under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

OUR MICROBIAL TECHNOLOGY HAS NOT GAINED FULL MARKET ACCEPTANCE, AS A RESULT WE HAVE NOT GENERATED SIGNIFICANT REVENUES. IF OUR MICROBIAL TECHNOLOGY DOES NOT GAIN MARKET ACCEPTANCE OR GENERATE REVENUES, THE VALUE OF YOUR INVESTMENT IN THE COMMON SHARES COULD BE ADVERSELY AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

    Our microbial technology has not been fully utilized in any particular market. Market acceptance of our products and services will depend in large part upon our ability to demonstrate the technical and operational advantages and cost effectiveness of our products and services as compared to alternative, competing products and services, and our ability to train customers concerning the proper use and application of our products. There can be no assurance that our products and services will achieve a level of market acceptance that will be profitable for us.

    There can be no assurance that we will successfully commercialize any products and services based on microbial technology or manage the related manufacturing, marketing, sales, licensing and customer support operations in a profitable manner. In particular, our prospects must be considered in light of the problems, delays, expenses and difficulties encountered by any company in the startup stage, many of which may be beyond our control. These problems, delays, expenses and difficulties include unanticipated problems relating to product development and formulation, testing, quality control, production, inventory management, sales and marketing and additional costs and competition, any of which could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our products and services can be successfully marketed or that we will ever achieve significant revenues or profitable operations.

    Our ability to become profitable will depend on a variety of factors, including the following:

         o        price, volume and timing of product sales;
         o variations in gross margins on our products, which may be affected by the sales mix and competitive pricing pressures;
         o regulatory approvals for using our bioremediation products, including permits for treatment sites, water quality permits, air quality permits, and other permits as required by particular jurisdictions;
         o changes in our levels of research and development, including the timing of any demonstration projects for regulatory approval;
         o        acquisitions of products, technology or companies; and
         o        our ability to obtain performance bonding when required.

    Our long-term success will also be affected by expenses, difficulties or delays encountered in developing and selling microbial technology, competition, and the often burdensome environmental regulations associated with permitting hydrocarbon remediation sites.

WE WILL FACE INTENSE COMPETITION FROM COMPETITORS THAT HAVE GREATER FINANCIAL, TECHNICAL AND MARKETING RESOURCES. THESE COMPETITIVE FORCES MAY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

    We likely will face intense competition from other environmental companies, virtually all of which can be expected to have longer operating histories, greater name recognition, larger installed customer bases and significantly more financial resources, research and development facilities and manufacturing and marketing experience than us. There can be no assurance that developments by our current or potential competitors will not render our proposed products or services obsolete.

    In addition, we expect to face additional competition from new entrants into our targeted industry segments. As the demand for products and services based on microbial technology grows and new markets are exploited, we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products and services.

    Although we believe that we have certain technical advantages over certain of our competitors, including, without limitation, the development of technological innovations that will make the BIO-RAPTOR(TM) and the use of our microbial blends more economical and efficient than other bioremediation methods, maintaining such advantages will require a continued high level of investment in research and development, marketing, sales and customer support. We may not have sufficient resources to maintain our research and development, marketing, sales and customer support efforts on a competitive basis. Additionally, we may not be able to make the technological advances necessary to maintain a competitive advantage with respect to our products and services. Increased competition could result in price reductions, fewer product orders, obsolete technology and reduced operating margins, any of which could materially and adversely affect our business, financial condition and results of operations.

WE ARE DEPENDENT FOR OUR SUCCESS ON A FEW KEY EXECUTIVE OFFICERS. OUR INABILITY TO RETAIN THOSE OFFICERS WOULD IMPEDE OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

    Our success depends to a critical extent on the continued efforts of services of Bruce S. Beattie, our President and Chief Executive and Behzad Mirzayi, Executive Vice-President. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company. Although Messrs. Beattie and Mirzayi have employment agreements providing for their continued service to the company through December 2007, these agreements will not preclude either of these employees from leaving the company. We currently carry a key man life insurance policy on Bruce S. Beattie which would assist us in recouping our costs in the event of the loss of those officers.

OUR INABILITY TO HIRE QUALIFIED PERSONNEL COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND COULD ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT.


    We currently have an extremely small staff comprised of 7 employees. Although we believe that our employees, together with the consultants currently engaged by our company, will be able to handle most of our additional management, administrative, research and development, sales and marketing, and manufacturing requirements in the short term as we ramp up our sales and operations, we will nevertheless be required over the longer-term to hire highly skilled managerial, engineering, technical, sales and marketing and administrative personnel to fully implement our business plan and growth strategies. We may not be able to engage the services of such qualified personnel at competitive prices or at all, particularly given the risks of employment attributable to our limited financial resources and lack of an established track record.


OUR RESULTS OF OPERATIONS MAY HIGHLY FLUCTUATE FROM QUARTER TO QUARTER AS WE CONTINUE TO GROW, THEREFORE YOU CANNOT USE THESE RESULTS TO PREDICT HOW WE MAY PERFORM IN THE FUTURE.

    As a result of our limited operating history, we do not have historical financial data for a significant number of periods in which to base our planned operating expenses. In addition our revenues have not met our expectations. Our expense levels are based in part on our projections as to future revenues that are expected to increase. It is anticipated that as we mature, our sales and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, among others:

         o        the volume, timing of, and ability to fulfill customer orders;
         o        the demand for our products and services;
         o the number, timing and significance of product enhancements and new product introductions by us and our competitors;
         o        changes in pricing policies by us or our competitors;
         o        changes in the level of operating expenses;
         o expenses incurred in connection with our plans to fund greater levels of sales and marketing activities and operations, develop new distribution channels, broaden our customer support capabilities and continue our R&D activities;
         o        personnel changes;
         o        product defects and other product or service quality problems;
         o general domestic and international legal, economic and political conditions; and
         o Any unfavorable changes in these or other factors could have a material adverse effect on our business, financial condition and results of operation.

OUR INABILITY TO KEEP UP WITH TECHNOLOGICAL DEVELOPMENTS COULD PREVENT OUR PRODUCTS FROM GAINING AND MAINTAINING MARKET ACCEPTANCE, WHICH COULD NEGATIVELY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS AND HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

    The markets for our products and services based on microbial technology are generally characterized by rapid technological change and are highly competitive with respect to timely innovations. Accordingly, we believe that our ability to succeed in the sale of our products and services will depend significantly upon the technological quality of our products and services relative to those of our competitors, and our ability to continue to develop and introduce new and enhanced products and services at competitive prices and in a timely and cost-effective manner.

    In particular, our future success is dependent upon our BIO-RAPTOR(TM), Remediline(TM), MTBEctomy(TM), BAC(TM), and BioGAC(TM) product lines, each of which is innovative and has not achieved market acceptance. In order to develop such new products and services, we will depend upon close relationships with existing customers that previously utilized microbial technology in the bioremediation, agricultural and waste treatment industries, and our ability to continue to develop and introduce new and enhanced products and services at competitive prices and in a timely and cost-effective manner. There can be no assurance that our customers will provide us with timely access to such information or that we will be able to develop and market our new products and services successfully or respond effectively to technological changes or new product and service offerings of our competitors. We may not be able to develop the required technologies, products and services on a cost-effective and timely basis, and any inability to do so could have a material adverse effect on our business, financial condition and results of operations.

OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS COULD NEGATIVELY IMPACT OUR PROJECTED GROWTH, OUR ABILITY TO GENERATE REVENUES AND PROFITS AND THE VALUE OF YOUR INVESTMENT.

    We rely on patent, trademark, trade secret and copyright protection to protect our technology. We believe that technological leadership in microbial technology will be achieved through additional factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance. Nevertheless, our ability to compete effectively depends in part on our ability to develop and maintain proprietary aspects of our technology, such as those patents currently licensed by our technology and research and development affiliate, XyclonyX. We may not secure future patents and patents may become invalid and may not provide meaningful protection for our product innovations. In addition, the laws of some foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States. Furthermore, there can be no assurance that competitors will not independently develop similar products, "reverse engineer" our products, or, if patents are issued to us, design around such patents.

    We also rely upon a combination of copyright, trademark, trade secret and other intellectual property laws to protect our proprietary rights by entering into confidentiality or license agreements with our employees, consultants and vendors, and by controlling access to and distribution of our technology, documentation and other proprietary information. There can be no assurance, however, that the steps taken by us will not be challenged, invalidated or circumvented, or that the rights granted there under will provide a competitive advantage to us. Any such circumstance could have a material adverse effect on our business, financial condition and results of operations.

    While we are not currently engaged in any intellectual property litigation or proceedings, there can be no assurance that we will not become so involved in the future or that our products do not infringe any intellectual property or other proprietary right of any third party. Such litigation could result in substantial costs, the diversion of resources and personnel, and subject us to significant liabilities to third parties, any of which could have a material adverse effect on our business.

IF OUR LICENSEES OR STRATEGIC PARTNERS WE RELY UPON TO PROVIDE US WITH MICROBIAL TECHNOLOGY INTEGRAL TO OUR PRODUCTS FAIL TO PROTECT THEIR RIGHTS, OR IF OUR LICENSE AGREEMENTS INFRINGE ON THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS, OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES WILL BE ADVERSELY AFFECTED. THIS FAILURE WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

    We also rely on certain technology which we license from third parties, including microbial technology which is integrated with internally developed products and used in the XyclonyX product line to perform key functions. There can be no assurance that the patents underlying such third party technology licenses will continue to remain unchallenged or that we will not have to defend them, along with the licensors, to continue their commercial viability to us. The loss of or inability to maintain any of these technology licenses could result in delays or reductions in product shipments which could materially adversely affect our business, financial condition or results of operations.

WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CONTRACT BONDING, WHICH COULD LIMIT THE NUMBER AND SIZE OF PROJECTS WE OBTAIN.

    The deployment of engineering services for certain government and private remediation projects may require contract performance bonding. The availability of contract bonding in the remediation market has been curtailed since the terrorist attack on September 11, 2001, on the World Trade Center. Insurance bonding requirements often require collateral of 100% of the contract amount. The collateral and bonding requirements could limit the number and size of projects requiring bonds undertaken by the company. In the event contract bonding cannot be obtained at an economical price or collateral requirements are beyond the company's financial capability the failure to obtain contract bonding could have a material adverse effect on the company's business, financial condition and results of operations.

FOREIGN DISTRIBUTORS MAY EXPLOIT OUR PRODUCTS WITHOUT COMPENSATION TO US, WHICH COULD NEGATIVELY IMPACT OUR ABILITY TO GENERATE REVENUES AND PROFITS AND THE VALUE OF YOUR INVESTMENT.

    When we ship to foreign distributors, they may try to reverse engineer our remediation technology and exploit it without compensating us. Foreign distributors may also set up manufacturing and distribution operations that could compete unfairly with us, using lower prices or broader distribution. There is no assurance that we will be able to protect our business through the use of licensing agreements against such events.

WE MAY NOT BE SUCCESSFUL IN OUR INTERNATIONAL SALES ACTIVITIES, WHICH COULD ADVERSELY AFFECT OUR GROWTH.

    Our international sales will be limited if we are unable to establish and maintain relationships with international distributors and customers. Even if we increase our international sales efforts, we cannot be certain that it will increase demand for our products in these markets. Our international operations are subject to a number of risks, including:

         o        Market acceptance;
         o        Environmental laws;
         o        Longer sales cycles;
         o        Difficulty in collecting accounts receivable;
         o        Political and economic instability;
         o        Reduced protection of intellectual property rights;
         o Protectionist laws and business practices that favor local competition;
         o        Dependence on local vendors;
         o        and Foreign language barriers.

    In addition, because we intend to market our products internationally, a portion of our expected international revenue may be denominated in foreign currencies in the future, which will subject us to risks associated with fluctuations in the foreign currencies. An increase in the value of the U.S. dollar relative to foreign currencies could make our products more expensive and therefore less competitive in foreign markets.

WE MAY BE SUBJECT TO FUTURE ENVIRONMENTAL LIABILITIES WHICH ARE NOT COVERED BY, OR EXCEED THE COVERAGE AMOUNTS OF, OUR INSURANCE WHICH COULD AFFECT OUR RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

    We are subject to Federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. We currently maintain a supply of several hazardous materials at our facilities. While we currently meet these environmental requirements, there is no assurance that future laws and regulations will not impose significant compliance costs. If there is an accident, we could be held liable for any damages that result and the liability could exceed our resources and which may not be adequately covered by insurance, if at all. In addition, the use of our BIO-RAPTOR(TM) requires permits to treat contaminated soil. Permit issues may delay the implementation and installation of our products, including the BIO-RAPTOR(TM).

WE MAY BE SUBJECT TO FUTURE PRODUCT LIABILITY CLAIMS THAT MAY BE COSTLY TO DEFEND, REQUIRE US TO PAY MONEY TO CLAIMANTS AND DIVERT OUR MANAGERIAL AND FINANCIAL RESOURCES, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

    The development, marketing, sale and licensing of products based on microbial technology entail liability risks in the event of product failure or claim of harm caused by product operation. While we offer to contract with our potential customers on a pay for performance basis, and we are not aware of any claim against us based upon the use or failure of our products, end users of any of our proposed products and services could assert claims against us. Although we maintain product liability insurance against any such claims, there can be no assurance that such insurance will be sufficient to cover all potential liabilities, or that we will be able to continue to obtain insurance coverage in an amount that we believe to be adequate. If there is a successful suit against us, lack or insufficiency of insurance coverage would have a material adverse effect on our business, financial condition and results of operations. In addition, the assertion of these claims, even if unsuccessful or without merit, could damage our reputation or that of our licensees or their products. This damage could limit the marketing and sales efforts and harm our results of operations.

OUR ENGINEERING SERVICES LIABILITY INSURANCE MAY NOT BE SUFFICIENT TO COVER ALL POTENTIAL LIABILITIES, WHICH COULD CAUSE US TO MAKE SUBSTANTIAL PAYMENTS TO CLAIMANTS AND NEGATIVELY IMPACT OUR RESULTS OF OPERATIONS AND THE VALUE OF YOUR INVESTMENT.

    Our engineering services are covered under a $1 million professional errors and omissions policy for the execution of professional engineering services in support of our activities. We are not aware of any claims or disputes exceeding this insured limit. While we will continue to maintain professional engineering liability insurance against any such claims, there can be no assurance that such insurance will be sufficient to cover all potential liabilities, or that we will be able to continue to obtain insurance coverage in an amount that we believe to be adequate. In the event of a successful suit against us, lack or insufficiency of insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

WE RELY EXCLUSIVELY ON OUR SOLE SUPPLIER, WEST COAST FERMENTATION CENTER, INC., A SUBSIDIARY OF OUR PARENT COMPANY. WEST COAST FERMENTATION CENTER HAS LIMITED SERVICE AND MANUFACTURING FACILITIES. THEIR FAILURE TO MEET OUR SERVICE REQUIREMENTS COULD ADVERSELY AFFECT OUR ABILITY TO TIMELY AND EFFICIENTLY SERVICE OUR CLIENTS' NEEDS, WHICH COULD NEGATIVELY IMPACT OUR ABILITY TO GENERATE REVENUES AND PROFITS.


    Our future performance will depend to a substantial degree upon our ability to engineer, manufacture, market and deliver our products and services based on the remediation technology in an efficient and profitable manner. We purchase the microbial products from West Coast Fermentation Center, Inc. ("WCFC"), a wholly owned manufacturing subsidiary of U.S. Microbics, Inc. As of this date, WCFC has only partially implemented its final build-out of manufacturing operations. Prior to becoming our supplier, WCFC had no experience in maintaining the type of facility that will manufacture our products in the quantities required for profitable operations. Accordingly, WCFC may not be able to complete the facility in a timely manner, the cost of completing the facility may exceed its current estimates, the demand for the our products may exceed the facility's capacity or the facility may not achieve satisfactory levels of manufacturing efficiency in a timely manner or at a level of quality control that meets competitive demands. In addition, the implementation of WCFC's manufacturing operations at the facility presents risks that, singly or in any combination, could have a material adverse effect on our business, financial condition and results of operations. These risks include, but are not limited to, production delays associated with products based on the remediation technology, unavailability of required capital equipment and qualified personnel, raw material shortages, higher-than-expected overhead or operational costs, lack of sufficient quality control over the products and order backlogs. In addition, WCFC's development of its internal manufacturing capacity will depend in large part on its ability to raise sufficient capital for this purpose. WCFC may not be able to develop adequate manufacturing capacity or raise sufficient capital, which could have a material adverse effect on our business, financial condition, results of operations and possibly on our relationships with our customers and vendors. WCFC may consider third-party outsourcing arrangements for the manufacture and supply of certain products during the period in which WCFC expands its internal manufacturing capacity. These outsourcing arrangements are subject to various risks, including, without limitation, production delays or interruptions, inferior product quality, misappropriation of trade secrets and lower profit margins.


RISKS RELATING TO AN INVESTMENT IN OUR SECURITIES

THE SALE OF OUR COMMON STOCK TO FUSION CAPITAL MAY CAUSE DILUTION AND THE SALE OF THE SHARES OF COMMON STOCK ACQUIRED BY FUSION CAPITAL COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

    The purchase price for the common stock to be issued to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the price of our common stock. All shares in this offering will be freely tradable once sold pursuant to the terms outlined in the Plan of Distribution in this prospectus. Fusion Capital may sell none, some or all of the common shares purchased from us at any time. We expect that the shares offered by this prospectus will be sold over a period of up to 24 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL.

    The trading price of the common stock is subject to significant fluctuations in response to numerous factors, including:

         o        Variations in anticipated or actual results of operations;
         o Announcements of new products or technological innovations by us or our competitors;
         o Changes in earnings estimates of operational results by analysts;
         o        Results of product demonstrations.
         o Inability of market makers to combat short positions on the stock;
         o Inability of the market to absorb large blocks of stock sold into the market;
         o Developments or disputes concerning our licensed patents, trademarks or proprietary rights; and
         o        Comments about us or our markets posted on the Internet.

    Moreover, the stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a price we deem appropriate.

U.S. MICROBICS, INC., OUR PARENT COMPANY, CONTROLS MORE THAN A MAJORITY OF OUR OUTSTANDING COMMON SHARES, WHICH MAY LIMIT THE ABILITY OF YOURSELF OR OTHER SHAREHOLDERS, WHETHER ACTING SINGLY OR TOGETHER, TO PROPOSE OR DIRECT THE MANAGEMENT OR OVERALL DIRECTION OF OUR COMPANY. ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON SHARES

    U.S. Microbics, Inc., our majority shareholder, together with its subsidiary USM Capital Group, Inc., own approximately 85.6% of the outstanding shares of common stock. As a result, U.S. Microbics, Inc. is able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions. Such a concentration of ownership may also have the effect of delaying or preventing a change in control of the company.

TO DATE, WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.


    We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have enough funds to legally pay dividends, or that even if the funds are legally available, we may nevertheless decide not to pay dividends.


THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

    As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

OUR COMMON SHARES ARE THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

    Our common shares have historically been sporadically or "thinly-traded" on the OTCBB, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.


THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK TO FUSION UNDER THE COMMON STOCK PURCHASE AGREEMENT COULD CAUSE OUR COMMON STOCK PRICE TO DECLINE DUE TO THE ADDITIONAL SHARES AVAILABLE IN THE MARKET, PARTICULARLY IN LIGHT OF THE RELATIVELY THIN TRADING VOLUME OF OUR COMMON STOCK.

    The market price of our common stock could decline and the voting power and value of your investment would be subject to continual dilution if Fusion Capital purchases the shares and resells those shares into the market. Under the common stock purchase agreement, we can sell up to $12,500 of shares of our common stock each trading day to Fusion Capital. Any adverse affect on the market price of our common stock would increase the number of shares issuable to Fusion Capital each trading day which would increase the dilution of your investment. Although we have the right to reduce or suspend Fusion Capital purchases at any time, our financial condition at the time may require us to waive our right to suspend purchases even if there is a decline in the market price. Additionally, up to 2,698,286 shares of our common stock are being offered in this prospectus by other selling shareholders. Sales of large amount of these shares in the public market could substantially depress the prevailing market prices for our shares. If that were to happen, the value of your investment could decline substantially.

    In addition, Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, this 9.9% limitation does not prevent Fusion Capital from purchasing shares of our common stock and then reselling those shares at times when neither Fusion Capital nor its affiliates beneficially own shares in excess of the 9.9% limitation. Therefore, by periodically selling our common shares into the market, Fusion Capital together with its affiliates could in the aggregate sell more than 9.9% of our outstanding shares. Consequently, the 9.9% limitation will not necessarily prevent substantial dilution of the voting power and value of your investment.


THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY-TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF REVENUES WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

    The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of revenues or profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our proprietary technology as viable method of remediation; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.


    Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
(2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

    As discussed in the preceding risk factor, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

OUR ISSUANCE OF ADDITIONAL PREFERRED SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, COULD NEGATIVELY IMPACT THE VALUE OF YOUR INVESTMENT IN OUR COMMON SHARES AS THE RESULT OF PREFERENTIAL VOTING RIGHTS OR VETO POWERS, DIVIDEND RIGHTS, DISPROPORTIONATE RIGHTS TO APPOINT DIRECTORS TO OUR BOARD, CONVERSION RIGHTS, REDEMPTION RIGHTS AND LIQUIDATION PROVISIONS GRANTED TO THE PREFERRED SHAREHOLDERS, INCLUDING THE GRANT OF RIGHTS THAT COULD DISCOURAGE OR PREVENT THE DISTRIBUTION OF DIVIDENDS TO YOU, OR PREVENT THE SALE OF OUR ASSETS OR A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A DISTRIBUTION OR A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON SHARES. THE CONVERSION OF OUR OUTSTANDING PREFERRED SHARES COULD RESULT IN THE SUBSTANTIAL DILUTION OF YOUR INVESTMENT IN TERMS OF YOUR PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF YOUR COMMON SHARES. THE SALE OF A LARGE AMOUNT OF COMMON SHARES RECEIVED UPON THE CONVERSION OF OUT OUTSTANDING PREFERRED SHARES, COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR COMMON STOCK.


    We are entitled under our certificate of incorporation to issue up to 300,000,000 common and 50,000,000 "blank check" preferred shares. As of September 23, 2004, after taking into consideration our outstanding common and preferred shares, we will be entitled to issue up to 270,187,426 additional common shares and 44,215,335 additional preferred shares. Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. Any preferred shares we may issues shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans. We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time, which could negatively impact the value of your investment in our common shares.


    In the event of the conversion of our preferred shares, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. Potential dilutive effects of future sales of our common shares by our stockholders, including Fusion Capital pursuant to this prospectus could have an adverse effect on the prices of our securities.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR CERTIFICATE OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

    Our certificate of incorporation contains provisions which eliminate the liability of and indemnify our directors for monetary damages to our company and shareholders to the maximum extent permitted under Delaware corporate law. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

OUR CERTIFICATE OF INCORPORATION PROVIDES THAT WE ARE SUBJECT TO SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW WHICH APPLIES TO BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS, WHICH COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON SHARES.

    Our Certificate of Incorporation provides that we are subject to Section 203 of the Delaware General Corporation Law which precludes a shareholder who owns 15% or more of our shares from entering into a "business combination" involving our company for a period of three years, unless (1) our board of directors approves the combination before the shareholder acquires the 15% interest; (2) the interested shareholder acquires at least 85% of our shares as part of the transaction in which he acquired the initial 15%, excluding shares owned by our officers who are also directors and voting stock held by employee benefit plans; or (3) the combination is approved by a majority vote of our board of directors and two-thirds vote of our other shareholders at a duly called shareholders' meeting. A "business combination" is defined as (1) a merger or consolidation requiring shareholder approval, (2) the sale, lease, pledge, or other disposition of our assets, including by dissolution, having at least 50% of the entire asset value of our company, or (3) a proposed tender or exchange offer of 50% or more of our voting stock. Our Certificate of Incorporation provides that the provisions of Section 203 of the Delaware General Corporation Law shall not apply to Robert C. Brehm, Chief Executive Officer of U.S. Microbics, our parent company.

                                 USE OF PROCEEDS


    This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling security holders. We will receive no proceeds from the sale of shares of common stock in this offering. We may receive up to $6.0 million in proceeds from the sale of our common stock to Fusion Capital under the common stock purchase agreement. Although we may receive up to $6.0 million from the sale of our common stock under the common stock purchase agreement, we are only registering 5,700,000 shares. Accordingly, we can only receive proceeds from the sale of up to 5,700,000 shares, which is dependent on the market price of our shares, unless we file a new registration statement and have it declared effective by the SEC. In addition, we have received $200,000 from the sale of a convertible promissory note issued to Fusion Capital. Also, should Fusion Capital acquire the shares to be sold by exercising their warrants, we may receive the proceeds from the exercise price.

    The proceeds from the promissory note issued to Fusion Capital and any proceeds from Fusion Capital we receive under the common stock purchase agreement or the exercise of the warrants will be used in the following order: first, up to $300,000 to purchase capital equipment; and second up to $500,000 for capital to increase the Company's technical services capability. We will use the proceeds in excess of $800,000 for working capital and general corporate purposes. The table under "The Fusion Transaction-Purchase of Shares Under the Common Stock Purchase Agreement" lists the amount of proceeds we would receive from Fusion Capital from the sale of shares of our common stock offered by this prospectus at varying purchase prices.

                             THE FUSION TRANSACTION

    GENERAL


    On June 10, 2004, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement, $12,500 of our common stock or an aggregate of $6.0 million. The $6.0 million of common stock is to be purchased over a 24 month period, commencing when a registration statement registering those shares is declared effective, and subject to a three month extension or earlier termination at our discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of our common stock in the event that the price of our common stock is less than $0.10.


    We have authorized the sale and issuance of 12,000,000 shares of our common stock to Fusion Capital under the common stock purchase agreement. We estimate that the maximum number of shares we will sell to Fusion Capital under the common stock purchase agreement will be 12,000,000 shares, assuming Fusion Capital purchases all $6.0 million of common stock.

    PURCHASE OF SHARES UNDER THE COMMON STOCK PURCHASE AGREEMENT

    Under the common stock purchase agreement, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of our common stock. Subject to our right to suspend such purchases at any time, and our right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $12,500 of our common stock. This daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount at any time, provided however, we may not increase the daily purchase amount above $12,5000 unless our stock price is above $0.70 per share for five consecutive trading days. The purchase price per share is equal to the lesser of:

         o the lowest sale price of our common stock on the purchase date; or
         o the average of the three (3) lowest closing sale prices of our common stock during the twelve (12) consecutive trading days prior to the date of a purchase by Fusion Capital.


    The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $12,500 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to receive the additional shares in the future should its ownership subsequently become less than the 9.9%. Upon Fusion Capital representing to the Company that the receipt of the additional shares would not violate the 9.9% limitation, the Company would issue Fusion Capital the number of shares of common stock previously paid for. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.


    The following table sets forth the amount of proceeds we would receive from Fusion Capital from the sale of shares of our common stock offered by this prospectus at varying purchase prices:

                                                  PERCENTAGE OUTSTANDING         PROCEEDS FROM THE SALE OF
                                              AFTER GIVING EFFECT TO THE       PURCHASE SHARES TO FUSION
ASSUMED AVERAGE       ASSUMED NUMBER OF           ISSUANCE TO FUSION        CAPITAL UNDER THE COMMON STOCK
 PURCHASE PRICE     SHARES TO BE SOLD                 CAPITAL(1)                  PURCHASE AGREEMENT
----------------- --------------------------- ---------------------------- ----------------------------------
       $0.20                5,700,000*                    16.05%                   $ 1,140,000
       $0.37(2)             5,700,000                     16.05%                   $ 2,109,000
       $0.50                5,700,000                     16.05%                   $ 2,850,000
       $1.00                5,700,000                     16.05%                   $ 5,700,000
       $2.00                3,000,000                      9.14%                   $ 6,000,000
       $4.00                1,500,000                      4.79%                   $ 6,000,000
       $6.00                1,000,000                      3.25%                   $ 6,000,000


     (1) Based on 29,812,574 shares outstanding as of September 23, 2004. Includes the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.
     (2) Closing sale price of our common stock on September 23, 2004.

* In order to sell to Fusion Capital more than the 5,700,000 shares currently being registered in connection with the common stock purchase agreement, we will need to file a new registration statement and have it declared effective by the SEC. Based on our recent market price, we estimate that we will sell no more than 5,700,000 shares to Fusion Capital under the common stock purchase agreement.


    MINIMUM PURCHASE PRICE

    We have the right to set a minimum purchase price ("floor price") at any time. Currently, the floor price is $0.50. We can increase or decrease the floor price at any time upon one trading day prior notice to Fusion Capital. However, the floor price cannot be less than $0.10. Fusion Capital shall not have the right nor the obligation to purchase any shares of our common stock in the event that the purchase price is less than the then applicable floor price.

    OUR RIGHT TO SUSPEND PURCHASES

    We have the unconditional right to suspend purchases at any time for any reason effective upon one trading day prior notice. Any suspension would remain in effect until our revocation of the suspension. To the extent we need to use the cash proceeds of the sales of common stock under the common stock purchase agreement for working capital or other business purposes, we do not intend to restrict purchases under the common stock purchase agreement.

    OUR RIGHT TO INCREASE AND DECREASE THE DAILY PURCHASE AMOUNT

    Under the common stock purchase agreement Fusion Capital has agreed to purchase on each trading day during the 24 month term of the agreement, at least $12,500 of our common stock or an aggregate of $6.0 million. We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day prior notice. In our discretion, we may elect to sell more of our common stock to Fusion Capital than the minimum daily amount.

    We also have the right to increase the daily purchase amount as the market price of our common stock increases. Specifically, for every $0.10 increase in Threshold Price above $0.60, the company shall have the right to increase the daily purchase amount by up to an additional $2,500. For example, if the Threshold Price is $0.90 we would have the right to increase the daily purchase amount to up to an aggregate of $20,000. The "Threshold Price" is the lowest sale price of our common stock during the five trading days immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any trading day the sale price of our common stock is below the Threshold Price, the applicable increase in the daily purchase amount will be void.

    OUR TERMINATION RIGHTS

    We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement without any payment or liability to Fusion Capital at any time. Such notice shall be effective one trading day after Fusion Capital receives such notice.

    EFFECT OF PERFORMANCE OF THE COMMON STOCK PURCHASE AGREEMENT ON OUR STOCKHOLDERS

    All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 24 months from the date of this prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell some, none or all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the common stock purchase agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right at any time for any reason to: (1) reduce the daily purchase amount, (2) suspend purchases of the common stock by Fusion Capital and (3) terminate the common stock purchase agreement.

    NO SHORT-SELLING OR HEDGING BY FUSION CAPITAL

    Fusion Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.

    EVENTS OF DEFAULT

    Generally, Fusion Capital may terminate the common stock purchase agreement without any liability or payment to the company upon the occurrence of any of the following events of default:

         o the effectiveness of the registration statement of which this prospectus is a part lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of our common stock offered hereby and such lapse or unavailability continues for a period of ten
                  (10) consecutive trading days or for more than an aggregate of thirty (30) trading days in any 365-day period;
         o suspension by our principal market of our common stock from trading for a period of three consecutive trading days;
         o the de-listing of our common stock from our principal market provided our common stock is not immediately thereafter trading on the Nasdaq National Market, the Nasdaq National SmallCap Market, the New York Stock Exchange or the American Stock Exchange;
         o the transfer agent's failure for five trading days to issue to Fusion Capital shares of our common stock which Fusion Capital is entitled to under the common stock purchase agreement;
         o any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on us subject to a cure period of ten trading days;
         o a default by us of any payment obligation in excess of $1.0 million; or
         o any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

    COMMITMENT SHARES ISSUED TO FUSION CAPITAL


    Under the terms of the common stock purchase agreement Fusion Capital has received 1,000,000 shares of our common stock as a commitment fee and 50,000 to cover expenses in connection with Fusion Capital's due diligence. Unless an event of default occurs, these shares must be held by Fusion Capital until 24 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated. Fusion Capital has also received warrants to purchase: (i) 500,000 shares of common stock at $0.50 per share,
(ii) 500,000 shares of common stock at $1.00 per share, (iii) 500,000 shares of common stock at $1.50 per share and (iv) 500,000 shares at $2.00 per share. The warrants are exercisable for a period of five years from issuance.


    NO VARIABLE PRICED FINANCINGS


    Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless we have obtained Fusion Capital's prior written consent. Variable priced equity or variable priced equity-like securities, include securities which (i) are convertible into or exchangeable for an indeterminate number of shares of common stock, (ii) are convertible into or exchangeable for common stock at a price which varies with the market price of the common stock, (iii) directly or indirectly provide for any "re-set" or adjustment of the purchase price, conversion rate or exercise price after the issuance of the security, or (iv) contain any "make-whole" provision based upon, directly or indirectly, the market price of the common stock after the issuance of the security, in each case, other than reasonable and customary anti-dilution adjustments for issuance of shares of common stock at a price which is below the market price of the common stock.

                            SELLING SECURITY HOLDERS

    The following table presents information regarding the selling security holder. Unless otherwise stated below, to our knowledge no selling security holder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.


                                                                                              PERCENTAGE OF
                                                                                               OUTSTANDING
                                                                                                  SHARES
                                                                                                BENEFICIALLY
                                                      SHARES BENEFICIALLY   SHARES TO BE SOLD   OWNED AFTER
               SELLING SECURITY HOLDER               OWNED BEFORE OFFERING  IN THE OFFERING(1)   OFFERING (2)
---------------------------------------------------------------------------------------------------------------
    Fusion Capital Fund II, LLC (3) (4)                     4,100,000           9,800,0000            *
    Darwin and Deui Mei Ting, Trustees, Ting Family
      Trust(6)                                              1,287,500               93,750        4.00%
    Michael Jordan                                          1,119,500               64,583        3.54%
    Richardson & Patel LLP(5)                                 375,000              375,000            *
    Charles Ting                                              487,500               18,750        1.57%
    B. Michael Pisani                                         250,000               25,000         < 1%
    William J. Rigter                                         120,000               12,000         < 1%
    Werner Funk                                                50,000               50,000            *
    Gilbert & Rosalinda Strange Trust(7)                      112,500                5,000         > 1%
    Stanley Tyler                                             102,500                4,000         > 1%
    Brett Hyde                                                 60,000                6,000         < 1%
    Mark A. Holmstedt                                          25,000                2,500        < 1%*
    TCT Inc.(8)                                                20,000                2,000         < 1%
    Ceesare Del Prato                                          20,000                2,000         < 1%
    Kindro Investments(9)                                      10,000                1,000         < 1%
    Hi Honey Brown Investments(10)                             10,000                1,000         < 1%
    Gil London                                                 66,666                6,667         < 1%
    Robert C. London                                           66,666                6,667         < 1%
    Mike Majerovic                                              6,346                  635         < 1%
    David Rappaport                                            38,500                3,850         < 1%
    Mordecai Dicker                                             3,850                  385         < 1%
    June N. Goodwin                                            50,000                5,000         < 1%
    Barbara C. Anderson                                       125,000               12,500         < 1%
    C. Trade USA, Inc.(11)                                  2,000,000            2,000,000            *
                                                      -----------------------------------------
                                                 Total     11,226,528           12,498,286
----------------------


(1) For purposes of calculating the percentage of shares owned after the offering, we assumed the sale of all common shares offered under this prospectus. However, the selling security holders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus. Accordingly, no estimate can be given as to the amount or percentage of our common shares that will ultimately be held by the selling security holders upon termination of sales pursuant to this prospectus.
(2) Percentage of outstanding shares is based on 29,812,574 shares of common stock outstanding as of September 23, 2004.
(3) Includes 1,050,000 shares of our common stock and up to 2,250,000 shares of common stock underlying warrants acquired by Fusion Capital and up to 800,000 shares underlying a convertible promissory note held by Fusion Capital. Fusion Capital may not exercise the warrant or convert the note to the extent such exercise or conversion would cause the aggregate number of shares of Common Stock beneficially owned by Fusion Capital to exceed 9.9% of the outstanding shares of the Common Stock following such exercise or conversion. Fusion Capital may acquire up to an additional $6,000,000 in common shares under the common stock purchase agreement. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $12,500 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.
(4) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this prospectus.
(5) Messrs. Erick Richardson and Nimish Patel are the controlling persons of Richardson & Patel LLP, legal counsel to the company.
(6) Darwin Ting and Deui Mei Ting are trustees and have voting and disposition power over the shares being offered under this prospectus.
(7) Gilbert and Rosalinda Strange are trustees of the Gilbert and Rosalinda Strange Trust and have voting and disposition power over the shares being offered under this prospectus.
(8) Nancy Lake is the principal shareholder of TCT, Inc. and is deemed to be the beneficial owner of all the shares of common stock owned by TCT, Inc. Nancy Lake has voting and disposition power over the shares being offered under this prospectus.
(9) Nancy Brown Lord is the principal owner of Kindro Investments, Ltd. and is deemed to be the beneficial owner of all the shares of common stock owned by Kindro Investments, Ltd. Nancy Brown Lord has voting and disposition power over the shares being offered under this prospectus.
(10) Nancy Brown Lord is the principal owner of Hi Honey Brown Investments, LP. and is deemed to be the beneficial owner of all the shares of common stock owned by Hi Honey Brown Investments, LP. Nancy Brown Lord has voting and disposition power over the shares being offered under this prospectus.
(11) Nick Kontonicolas is the principal shareholder of C. TradeUSA, Inc, Inc. and is deemed to be the beneficial owner of all the shares of common stock owned by C. TradeUSA, Inc. Nick Kontonicolas has voting and disposition power over the shares being offered under this prospectus.

                              PLAN OF DISTRIBUTION

    The common stock offered by this prospectus is being offered by Fusion Capital Fund II, LLC and other selling security holders. The common stock may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

         o        ordinary brokers' transactions;
         o        transactions involving cross or block trades;
         o through brokers, dealers, or underwriters who may act solely as agents
         o        "at the market" into an existing market for the common stock;
         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
         o        in privately negotiated transactions; or
         o        any combination of the foregoing.

    In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

    Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling security holder or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

    Fusion Capital is an "underwriter" within the meaning of the Securities Act.

    Neither we nor Fusion Capital nor the other selling security holders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Fusion Capital or the other selling security holders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling security holders and any other required information.

    We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify Fusion Capital, the other selling security holders and related persons against specified liabilities, including liabilities under the Securities Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

    Fusion Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

    We have advised Fusion Capital and the other selling security holders that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

    This offering will terminate on the date that all shares offered by this Prospectus have been sold by Fusion Capital and the other selling security holders.


                                LEGAL PROCEEDINGS


    We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against our company.



          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

IDENTITY

    The following table identifies our current executive officers and directors and their respective offices held:

NAME                         AGE          OFFICE
----                         ---          ------

Bruce Beattie                50           President, Chief Executive Officer and
                                          Chairman of the Board

Behzad Mirzayi               48           Chief Operating Officer,
                                          Vice-President, and Director

Conrad Nagel                 63           Chief Financial Officer and Director

Robert C. Brehm              56           Director, Secretary

Bill Hopkins                 69           Director


BUSINESS EXPERIENCE

    All of our directors serve until the until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. The following is a brief description of our officer's and director's business experience:

    BRUCE BEATTIE became President, Chief Executive Officer and Director of the company on December 16, 2002. Mr. Beattie has over 23 years experience in the environmental service industry with expertise in business development, operations and project management. His career spans the introduction of breakthrough treatment technology for the sub surface remediation of chlorinated solvents, executive level profit center turn-around management and was a pioneer in the development of "Brownfield" redevelopment solutions for two nationally recognized environmental firms. Previously, Mr. Beattie was President of Sub Surface Waste Management, Inc., a subsidiary of U.S. Microbics, Inc., since August 15, 2000. Prior to that date he was Group Vice-President for Environmental Reclamation, Inc. since September 2, 1998.

    BEHZAD MIRZAYI has served as Chief Operating Officer, Executive Vice-President, Chief Engineer and Director for the company since December 16, 2002. Mr. Mirzayi has over 18 years experience in diversified areas of engineering, construction, and management. He has extensive experience managing office and field staffs and professionals involved in multi-discipline design and construction projects and management of profit and loss centers. He has a diverse background in all types of management, civil, environmental, geotechnical and structural engineering, construction management, technical supervision analysis and design, and construction oversight, cost and time management, risk evaluation, cost estimation and client and regulatory interface for mining, industrial, oil and gas facilities. Previously, Mr. Mirzayi was Vice-President and Chief Operating Officer of Sub Surface Waste Management, Inc., a subsidiary of U.S. Microbics, Inc., since September 25, 2000. Prior to that date he was Chief Operating Officer for Environmental Reclamation, Inc. since September 2, 1998.

    CONRAD NAGEL has served as the company's Chief Financial Officer and Director since December 16, 2002. Mr. Nagel is also the Chief Financial Officer of U.S. Microbics, Inc., our parent company, and has held that position for the past five years. Mr. Nagel has an MS degree in Accounting from Kansas University
(1964), a BS degree in Business, University of Kansas (1963) and a CPA since 1966. Mr. Nagel has been associated with SEC work, auditing, and finance operations for the past 30 years including Audit Manager for Touche Ross (now Deloitte & Touche), Vice-President of Finance - Decision Incorporated, Internal Audit Manager for Kaiser Aetna, Chief Financial Officer for Calusa Financial Medical, Inc., Vice-President of Finance for Medical Capital Corporation and over fifteen years CPA practice specializing in taxation and SEC work.

    ROBERT C. BREHM has served as Secretary of the company since December 16, 2002 and a Director since October 24, 2002. Mr. Brehm is also the parent company's Chief Executive Officer, President and Chairman of the Board since July 1997. From July 1994 through the present, Mr. Brehm has served as the President of Robert C. Brehm Consulting, Inc. From 1991 to 1994, he was the President of Specialty Financing International, Inc., a finance procurement company. Mr. Brehm has owned computer hardware, software, finance and consulting companies. Mr. Brehm has a double engineering degree in electrical engineering and computer science and an MBA in Finance and Accounting from the University of California Berkeley.

    BILL HOPKINS has served as a Director of the company since May 2003. Mr. Hopkins is the owner and founder of Fastening Solutions, Inc., which manufactures specialty fasteners for the government, marine and recreational vehicles markets with worldwide distribution. Mr. Hopkins has served for 12 years as Regional Sales Manager for the Business Group Sales for Digital Equipment Corporation and for 10 years as Executive Sales Manager, Business Group sales, Burrows Corporation. He received his BA in Business administration from the Babson Institute in Boston MA.

SIGNIFICANT EMPLOYEES

    The company has employees who are both engineers, geologists, technicians, consultants and executive officers, all employees and consultants are expected to make a significant contribution to the company's business. It is expected that current employees, consultants, members of management and the Board of Directors will be the only persons whose activities will be material to the company's operations. Members of management are the only persons who may be deemed to be promoters of the company.

FAMILY RELATIONSHIPS

    There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.

    To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information regarding beneficial ownership of the common stock as of September 23, 2004, by (i) each person who is known by the company to own beneficially more than 5% of the any classes of outstanding Stock, (ii) each director of the company, (iii) each of the Chief Executive Officers and the four (4) most highly compensated executive officers who earned in excess of $100,000 for all services in all capacities (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the company as a group.


    The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 6451-C, El Camino Real, Carlsbad, CA 92009.


                                                                                     CLASS OF STOCK
                                                             -----------------------------------------------------------

                                                                                                COMMON STOCK OF U.S.
                                                               COMMON STOCK OF COMPANY        MICROBICS, INC. (PARENT)
                                                             ----------------------------     --------------------------

                           NAME                                 AMOUNT           %               AMOUNT          %
------------------------------------------------------------ -------------- ------------- --- -------------- -----------

DIRECTORS AND OFFICERS:
-----------------------
Bruce S. Beattie President, CHIEF EXECUTIVE OFFICER AND
CHAIRMAN OF THE BOARD                                          465,000 (1)          1.55            500,000           *

Behzad Mirzayi, CHIEF OPERATING OFFICER, VICE-PRESIDENT AND
DIRECTOR                                                       465,000 (2)          1.55            500,000           *

Conrad Nagel, CHIEF FINANCIAL OFFICER AND DIRECTOR             320,000 (3)          1.07            897,833           *

Robert C. Brehm, DIRECTOR, SECRETARY AND CEO OF AFFILIATE
U.S. MICROBICS, INC                                          1,452,800C(4)          4.81          8,043,786        5.58

Bill Hopkins, DIRECTOR                                          17,500 (5)             *               None         N/A

All Officers and Directors as a group (5 persons)                2,720,300          8.48         18,242,356       12.34

AFFILIATES AND OTHER 5% SHAREHOLDERS OF ANY CLASS OF STOCK:
-----------------------------------------------------------

Mery C. Robinson, COO AND DIRECTOR OF AFFILIATE U.S.
MICROBICS, INC.                                                310,000 (6)          1.03          7,050,172        4.90

USM Capital Group, Inc., AFFILIATE                            9,627,775(7)         30.72               None         N/A

U.S. Microbics, Inc. (Parent)                                33,605,550(8)         59.88                N/A         N/A

Mark Holmstedt, DIRECTOR OF U.S. MICROBICS, INC.                45,000 (9)             *            960,000        0.68

Darwin Ting and Kuei Mei Ting TRS FBO Ting Family Trust UA
03-04-02                                                     1,337,500(10)          4.49          7,149,000        5.05

Fusion Capital Fund II, LLC(11)                              4,100,000(12)       9.9(12)               None         N/A
------------------------------------


(1) Includes 56,000 shares of Series A Preferred stock convertible into 280,000 shares of common stock.
(2) Includes Series A Preferred stock options convertible into 280,000 shares of common stock.
(3) Includes 32,000 shares of Series A Preferred stock convertible into 160,000 shares of common stock.

(4) Includes 80,000 shares of Series A Preferred stock convertible into 400,000 shares of common stock.
(5) Includes Series A Preferred stock options convertible into 12,500 shares of common stock.
(6) Includes Series A Preferred stock options convertible into 160,000 shares of common stock.
(7) Includes Series A Preferred shares convertible into 1,527,775 shares of common stock. U.S Microbics, Inc., our parent company, exercises voting and investment power over the shares held by USM Capital Group, Inc.
(8) Includes 5,261,110 shares of Series A Preferred stock convertible into 26,305,550 shares of common stock.
(9)      Includes 20,000 common stock options. Address: 154 Via Copia, Alamo, CA
         94507.
(10)     Address: 2142 Liane Lane, Santa Ana, CA 92705
(11) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and investment power over the shares being offered under this prospectus. Address: 222 Merchandise Mart Plaza, Suite 9-112, Chicago, IL 60654.
(12) Includes 1,050,000 shares of our common stock and up to 2,250,000 shares of common stock underlying warrants acquired by Fusion Capital and up to 800,000 shares underlying a convertible promissory note held by Fusion Capital. Fusion Capital may not exercise the warrant or convert the note to the extent such exercise or conversion would cause the aggregate number of shares of Common Stock beneficially owned by Fusion Capital to exceed 9.9% of the outstanding shares of the Common Stock following such exercise or conversion. Fusion Capital may acquire up to an additional $6,000,000 in common shares under the common stock purchase agreement. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $12,500 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.
------------------------




CHANGES IN CONTROL

    We are not aware of any arrangements which may result in a change in control of the company.


                            DESCRIPTION OF SECURITIES

GENERAL


    The company is authorized to issue two classes of stock, designated as common stock and preferred stock. The company is authorized to issue is 350,000,000 shares, consisting of 300,000,000 shares of common stock, and 50,000,000 shares of "blank check" preferred stock, par value $.001 per share, having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board. Our board of directors has since designated 10,000,000 of the preferred shares as Series A Preferred Stock and 2,000,000 of the preferred shares as Series B Preferred Stock, each with the rights, preferences, privileges and restrictions summarized below.


    PREFERRED STOCK

    SERIES A PREFERRED STOCK: The issuance of Series A Preferred Stock has been authorized up to 10,00,000 shares and has a par value of $.001 per share. Preferred Series A is voting stock. Each share of Series A Preferred Stock has five votes and is convertible into common stock at the rate of 5 shares of common stock for each share of Series A Preferred Stock owned. Conversion of the Series A Preferred Stock can occur no sooner than one year, nor more than 5 years after date of acquisition. Series A Preferred Stock has a liquidation preference to that of common stockholders of $5.00 per share and is junior the liquidation preferences to that - of Series B Preferred Stockholders.


    SERIES B PREFERRED STOCK: The issuance of Series B Preferred stock has been authorized up to 2,000,000 shares and has a par value of $.001 per share. Preferred Series B is non-voting stock. Series B Preferred stock receives a dividend of 10% per annum. Such dividends are cumulative and are paid on an annual basis. Series B Preferred stock can be converted into common stock at the rate of 5 chares of common for each share of Series B stock owned. Conversion of the Series B Preferred stock can occur no sooner than one year nor longer than five years after acquisition. Series B Preferred stock's conversion into common stock is limited by schedule based on holding period during the first 24 months of ownership. Series B Preferred stock has a liquidation preference to that of common stockholders of $10.00 per share and is senior in liquidation preferences to that of Series A Preferred stockholders.

    As of September 23, 2004, there were issued and outstanding 29,812,574 shares of common stock, 5,734,665 shares of Series A and 50,000 shares of Series B.

    As of September 23, 2004, 950,000 common shares are reserved for issuance pursuant to the company's stock option plans of which approximately 1,710,000 shares remain available for future grants. 28,923,325 common shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the company's stock option plans) exercisable or exchangeable for, or convertible into, shares of common stock


COMMON STOCK

    The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock are issuable upon exercise of warrants that are being registered in this prospectus will, when the warrants are properly exercised, be fully paid and non-assessable.

    BUSINESS COMBINATIONS WITH SUBSTANTIAL STOCKHOLDERS

    Our Certificate of Incorporation provides that we are subject to Section 203 of the Delaware General Corporation Law which applies to business combinations with interested stockholders. Section 203 of the Delaware General Corporation Law precludes a shareholder who owns 15% or more of our shares from entering into a "business combination" involving our company for a period of three years, unless (1) our board of directors approves the combination before the shareholder acquires the 15% interest; (2) the interested shareholder acquires at least 85% of our shares as part of the transaction in which he acquired the initial 15%, excluding shares owned by our officers who are also directors and voting stock held by employee benefit plans; or (3) the combination is approved by a majority vote of our board of directors and two-thirds vote of our other shareholders at a duly called shareholders' meeting. A "business combination" is defined as (1) a merger or consolidation requiring shareholder approval, (2) the sale, lease, pledge, or other disposition of our assets, including by dissolution, having at least 50% of the entire asset value of our company, or
(3) a proposed tender or exchange offer of 50% or more of our voting stock. Our Certificate of Incorporation provides that the provisions of Section 203 of the Delaware General Corporation Law shall not apply to Robert C. Brehm, Chief Executive Officer of U.S. Microbics, our parent company.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

    Our financial statements for the year ended September 30, 2003 and September 30, 2002, contained in this prospectus have been audited by Russell Bedford Stefanou Mirchandani LLP, registered independent certified public accountants, to the extent set forth in their report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting. Russell Bedford Stefanou Mirchandani LLP does not have any interest in us.

    The validity of the issuance of the common shares to be sold by the selling security holders under this prospectus was passed upon for us by Richardson & Patel LLP. As of August 3, 2004, Richardson & Patel LLP owns 375,000 common shares, all of which are being registered for sale under this prospectus.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

    Our bylaws and certificate of incorporation entitle our directors or executive officers to indemnification to the fullest extent permitted under
Section 145 of the Delaware General Corporation Law, as may be amended. Our bylaws and certificate of incorporation also provide that our directors shall not be liable to the company or our stockholders for monetary damages for breach of duty, except (a) for any breach of duty of loyalty to the company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which a director derived an improper personal benefit.

    The Delaware General Corporation Law allows a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

    Section 145 of the Delaware General Corporation Law, provides further for permissive indemnification of officers and directors, and insurance, as follows:

    (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

    (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by such person in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

    (h) For purposes of this section, reference to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

    Provided the terms and conditions of these provisions under Delaware law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising our of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

OVERVIEW

    The company engages in developing, manufacturing and selling engineered remediation solutions for clean up of toxic waste releases to soil and groundwater and the bio-recycling of spent activated carbon filtration media. The treatments may be made directly to the contaminated soil or groundwater in the location at which the contamination was found ("in situ"), using wells and subsurface injection/extraction points to administer the company's proprietary microbial blends for bioremediation of various waste streams. Alternatively, the treatments may require excavation of contaminated soil or pumping of groundwater ("ex situ"), and washing activated carbon filtration media with microbes to Bio-recycle the filtration media. The company provides technical engineering consultation and microbial blends as a subcontractor on projects or executes the work directly as a primary contractor in connection with both ex-situ and in situ processes. We also provide comprehensive civil and environmental engineering project management services including specialists to design, permit, build and operate environmental waste clean-up treatment systems using conventional, biological and filtration technologies.

HISTORY

    The company was incorporated under the laws of the state of Utah on January 30, 1986 and was re-domiciled in the State of Delaware in February 2001 under the name of Covingham Capital Corporation ("Covingham"). Covingham was an inactive publicly registered corporation with no significant assets or operations. On December 13, 2002, Covingham entered into a Capital Stock Exchange Agreement ("Agreement") with the stockholders of Sub Surface Waste Management, Inc. ("SSWM"), a wholly-owned subsidiary of U.S. Microbics, Inc. organized under the laws of the State of Nevada. Effective with the Agreement, all previously outstanding common stock, preferred stock, options and warrants owned by SSWM stockholders were exchanged for an aggregate of 10,774,000 shares of the Covingham's common stock and 5,360,000 shares of the Covingham's Series A Convertible Preferred stock.

    Following the consummation of the Capital Stock Exchange Agreement, in December 2002, Covingham's name was changed to Sub Surface Waste Management of Delaware, Inc.

INDUSTRY BACKGROUND

    On December 11, 1980, Congress enacted the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), commonly known as Superfund. This law provided broad Federal authority to respond directly to releases or threatened releases of hazardous substances that may endanger public health or the environment. CERCLA established prohibitions and requirements concerning closed and abandoned hazardous waste sites, provided for liability of persons responsible for releases of hazardous waste at these sites, and established a trust fund to provide for cleanup when no responsible party could be identified.

    After the enactment of CERCLA, some states also began to regulate in the area of environmental protection. Many states now have environmental protection departments.

    The purchase or management of contaminated industrial property can result in staggering liability to the property owner or manager. Under Federal law, an "owner" or "operator" of property is strictly liable for the release of any hazardous substance on or under the property. Further, the current owner or operator may be responsible for the cleanup of all previous contamination if it did not investigate the existence of hazardous substances prior to the purchase.

    Today, the remediation or cleanup of hazardous materials from the environment represents a $50 billion service industry and is a part of the approximately $205 billion spent annually in the U.S. for all environmental related products and services (source Environmental Business Journal(R)). While the terms "remediate" and "clean-up" are often applied interchangeably, they are defined differently. "Remediation" is the removal or treatment of hazardous contaminants to levels or standards imposed by regulatory agencies, which may neither restore the site to "pristine" condition, nor to the condition existing prior to the activities causing the contamination. The remediation levels or standards established by regulatory agencies are primarily based upon health risk assessments. These risk assessments analyze the danger to public health and safety from various exposures to the contaminants discovered. The risks of exposure, plus the severity of the exposure itself, are the principal factors in determining the remediation standards. "Clean-up" of a site, however, achieves levels of contamination at or below the detectable level required by regulatory agencies. When this is possible, land use opportunities improve, thereby enhancing the economic benefits to be derived from the property.

    One of the methods used to remediate or clean-up toxic waste is bioremediation. Bioremediation is a treatment process that uses naturally occurring microorganisms, such as yeast, fungi or bacteria, to breakdown hazardous substances into less toxic, or even non-toxic, substances. Bioremediation technologies assist the growth of microorganisms and increase microbial populations by creating optimum environmental conditions for them to detoxify the maximum amount of contaminants. The specific type of bioremediation technology used is determined by several factors, including the type of microorganisms present, the site conditions, and the quantity and toxicity of contaminant chemicals. Different microorganisms degrade different types of compounds and survive under different conditions. Bioremediation treatments may be in situ or ex situ. In situ bioremediation treats the contaminated soil or groundwater in the location in which it was found. Ex situ bioremediation processes require excavation of contaminated soil or pumping of groundwater before treatment.

    Bioremediation encompasses opportunities not only for the remediation or cleanup of commercial and industrial sites, but of government sites as well.

MISSION

    As of the end of the year 2003, only a fraction of cleanup sites contaminated during the last 20 years have met and received regulatory agency closure. The company's goal is to take advantage of changes in the environmental remediation market from traditional remediation technologies, which are costly and time-consuming, to bioremediation technology, which the company believes is state of the art. Clients in the oil and gas, transportation, land development, and petro-chemical industries are interested in source eliminating technologies, such as bioremediation, to treat contaminated property in a timely and cost effective manner. Specifically, the company's mission is to become the leading bioremediation expert in the on-site treatment and elimination of petroleum hydrocarbon constituents, including methyl-tertiary-butyl-ether ("MTBE"), and to apply its licensed proprietary microbial blends, using patented treatment processes, for both traditional toxic materials and newly emerging urgent issues.

REMEDIATION SERVICES AND PRODUCTS

    The company provides engineered remediation solutions for cleanup of toxic waste releases to soil and groundwater. To date, these services have been sold principally in the United States. Treatment may be in situ, using wells and subsurface injection/extraction points to administer the company's proprietary microbial blends for bioremediation of various waste streams. The company also provides ex situ treatment services using its Bio-Raptor system in conjunction with its proprietary microbial blends, providing direct technical engineering consultation as needed.

    The company's products consist of unique collections of microbial cultures developed over a thirty-year period and licensed to the company by XyclonyX, a subsidiary of U.S. Microbics, Inc. The company uses these cultured specific microbial blends to address specific identified wastes. The company's in-house technicians work with an assigned Project Engineer to develop a site-specific engineered-remedial solution that will meet or exceed regulatory agency requirements.

    Some of the past uses of the company's products and processes include, but are not limited to, the following:

         o In situ bioremediation of underground contaminants in soil and groundwater;
         o        Ex situ bioremediation of contaminants;
         o        Biorecycling of spent activated carbon filtration media; and
         o Open-water (both fresh and marine) containment/treatment bioremediation.

    The company's remediation technologies, including those currently being developed, meet the requirements of the various industries as well as the EPA provisions for application of naturally occurring and non-genetically modified microbes. The XyclonyX microbial products have received approval as "relatively safe" from the U.S. Department of Agriculture, its highest rating.


SALES AND MARKETING OF SERVICES
-------------------------------

    We market our products and services directly to private and governmental clients, through sales agents and through joint venture partners utilizing revenue sharing agreements. We are also a technology service provider to third parties who have contracts with their own remediation clients.


    BIO-RAPTOR(TM)

    Bio-Raptor(TM) is the company's patented ex-situ bioremediation treatment system for cleaning up hydrocarbon-contaminated soil. The Bio-Raptor(TM) screens and treats soil contamination on-site, thereby reducing costs, maximizing material treatment surface area and aeration, reducing retention time, minimizing potential liability through on-site treatment and eliminating contaminant transportation-related risks and site downtime.

    Bio-Raptor(TM) has high-throughputs of up to 500 tons per hour with larger and smaller customized models engineered to fit specific site remediation requirements. The company has signed a Technology License Agreement with an affiliate, Xyclonyx, granting the company a sub-license to use products, technical information and patent processes related to the Bio-Raptor(TM).

    BAC(TM) & BIO-GAC(TM)

    BAC(TM) and BioGAC(TM) are our biorecycling technologies used to reactivate or extend the service life of on-line activated carbon filtration media used to control toxic pollutant emissions from both air and water waste streams. Examples include gasoline and diesel tank storage air filter systems and industrial waste water filters that feed the publicly owned treatment system.

    PROPRIETARY MICROBIAL BLENDS


    The company purchases microbial blends from an affiliate, West Coast Fermentation Center, Inc., which manufactures and uses its own microbial blends for bioremediation purposes. Because of the high quality of the microbial blends purchased from West Coast Fermentation Center, Inc., and our desire to exercise a high degree of control over the manufacturing process, the Company has not considered alternative sources.


    These blends include the following products:

    MTBECTOMY(TM) - Formulated specifically to address the need for rapid remediation of MTBE and its daughter products such as Tri Butyl Alcohol. MTBEctomy(TM) is injected directly into impacted soil & groundwater resources to bioremediate the gasoline fraction containing MTBE in situ for underground leakage and cleanup of gasoline/fuel containment vessels (e.g. gasoline station tanks, etc.). The company is currently the only licensee of this process for in situ treatment of petroleum contamination.

    REMEDILINE(TM)-30XH - Formulated to deal effectively with the heavy, tarry types of oils, coal tars, and organic sludges. This product is particularly well suited for phenolic and other aromatic chemical structure wastes. Usually the product of choice for coking and wood preserving wastes.

    REMEDILINE(TM)-30XFA - Biological above ground site remediation process used on hydrocarbon contaminated soils.

    The foregoing blends can also be customized, depending upon the waste stream to be treated. Tougher waste streams require more expensive, customized blends and the company can charge higher costs per ton for treatment.

TECHNOLOGY LICENSING

    In special circumstances or where economic incentives exist for it to do so, the company has licensed its technology and services to qualified entities. Most recently, we granted Tetra Tech Inc., (NASDAQ:TTEK), a provider of consulting, engineering and technological services, a non-exclusive license to distribute the BAC(TM) & Bio-GAC(TM) carbon recycling technology in the U.S. and Mexico.

    The company will continue to license its technology and services as a core business strategy. The company is actively seeking licensees in the European Union and in South and East Asia. As in the U.S., the company's technology can be licensed to property developers, major oil companies, equipment manufacturers, toxic and hazardous waste generators, and remediation companies.

MARKETS FOR REMEDIATION PRODUCTS

    Many businesses generate contamination as a byproduct of their processes. For example, the company estimates that there are approximately 17,000 active dry cleaning facilities in the U.S. that contain some level of contamination. The company estimates that conventional technology costs for cleanup range from $100,000 to $2,000,000 per site. According to the United States Environmental Protection Agency, biotechnology applications in soil and groundwater contamination could save the dry cleaning industry up to 50% of the cost of conventional treatment solutions and significantly shorten the cleanup time for on-site treatment. The company's patented in-situ application of all-natural, non-genetically engineered bacteria has successfully proven to remediate dry cleaner solvents containing tetrachloroethene (PCE or PERC). In a One Hour Martinizing(TM) site located in southeastern Michigan, during a period of approximately 90 days the company's solution removed more than 60% of the volatile organic compounds, commonly known as VOCs, detected in the soil prior to treatment. Aside from removing the VOCs, the company's technology generated non-detectable levels of vinyl chloride and methyl chloride during the remediation processes. The company believes that this result is far superior to conventional methods of remediation and cleanup.

    Management believes that both large corporations and small, independent entrepreneurs can benefit from the company's engineering services, proprietary microbial products and patented treatment application processes for in situ and ex situ clean up of environmental impacts to soil and groundwater and for bio-recycling of spent activated carbon filtration media. Examples include:

         o Major Oil Companies with impacts to surrounding soil and groundwater from sudden and uncontrolled releases of petroleum products at retail stations, terminals, pipelines, barges, ships and refineries.
         o Major Toxic and Hazardous Waste Treatment and Disposal Companies with a desire to comply with existing permit conditions and extend the actual or potential life of present storage and treatment sites and facilities through on-site remediation of stored waste-streams and control of nuisance odors.
         o Manufacturers with Fixed Point Source Facilities such as automotive, aerospace and electronic component manufacturers.
         o Specialty Environmental Remediation Companies, which have not been previously exploited (for example, hydrocarbon waste stream treatment at the municipal waste treatment facility, emergency cleanup response companies, open-water clean-up, habitat restoration in environmentally sensitive locals, etc.).
         o Companies who want to Replace Existing, less Efficient Treatment Technologies in their Respective Niche Markets, for example, agricultural processors, paper and cellulose waste-stream producers, golf courses, poultry, pork, beef, and fish processors, and medical and hospitality waste-streams, to reduce their environmental disposal problems.

    The company's representative clients include, UNOCAL, BARMAC (Brown & Root, McDermott), BP-ARCO, Chevron, Allied Waste Company, American Industrial Manufacturing Services (Denso North America), the law firm of Pepper Hamilton, LLP, Caratron Industries, Inc., Horsehead Industries, Signal Hill Petroleum, Global Solutions, Inc. & Fletcher Oil Co., LLC, Hopkins Real Estate Group, The Arthur Pearlman Group, One Hour Martinizing(TM), Applied Technical Solutions,

ATC Associates, Enviro-Sciences and S&ME Consulting Engineers, ISE (InSinkErator), City of Chula Vista, CA, MFG/Tetra Tech, Grupo Protexa de Mexico, Charles Taylor Consultants of Mexico (Agents for Lloyd's of London Insurance Underwriters) and the South Carolina Department of Health & Environmental Control.

COMPETITION

    There are various methods that can be used to remediate soil. A comparison of these methods and the advantages and disadvantages of each method is shown in the table below.

                                                     REMEDIATION METHODS

---------------------------- -------------------------- --------------------------------------- ------------------------------------
          METHOD                       COSTS                             PRO                                    CON
---------------------------- -------------------------- --------------------------------------- ------------------------------------
COMPETITIVE METHODS:
---------------------------- -------------------------- --------------------------------------- ------------------------------------
Thermal Desorbtion           o   $80-120 per ton        o   Soil with gasoline and light        o   Low temperature heat only
                                 (mobile treatment)         hydrocarbons.                           removes volatile constituents.
---------------------------- -------------------------- --------------------------------------- ------------------------------------
---------------------------- -------------------------- --------------------------------------- ------------------------------------
Incineration                 o   $150-$400 per          o   At high temperatures, can           o    Expensive excavation.
                                 ton (mobile                sufficiently burn most compounds.   o    Can generate more
                                 incineration)          o   Works for light and heavy                hazardous compounds.
                             o   $300-$1,000 per             hydrocarbons                       o    Projects can last many
                                 ton (fixed                                                          years.
                                 incineration)                                                  o    Doesn't remediate heavy
                                                                                                     fuels.
---------------------------- -------------------------- --------------------------------------- ------------------------------------
---------------------------- -------------------------- --------------------------------------- ------------------------------------
Vapor Extraction             o   Well field             o   Works for light                     o    Lengthy time frames.
                                 treatment, depends         hydrocarbons.                       o    Doesn't work for heavy
                                 on time in field,      o   Can be inexpensive if                    Bio-venting fuels such as
                                 cost up to $150,000        concentrations are dilute.               diesel fuel.
---------------------------- -------------------------- --------------------------------------- ------------------------------------
---------------------------- -------------------------- --------------------------------------- ------------------------------------
Air Sparging                 o   Relies on              o   Works best for light                o    Lengthy time frames.
                                 bio-stimulation to         hydrocarbons.                       o    Doesn't work for heavy
                                 reach cleanup goals,                                                fuels.
                                 cost up to $500,000                                            o    Treatment can take many
                                 per acre                                                            years.
                                                                                                o    Expensive.
                                                                                                o    Carbon Filters often
                                                                                                     become obstructed.
---------------------------- -------------------------- --------------------------------------- ------------------------------------
---------------------------- -------------------------- --------------------------------------- ------------------------------------
Pump and Treat with carbon   o   5 Gallons Per          o   Unobtrusive method.                 o    Carbon Filters must be
                                 Minute (GPM),                                                       recycled.
                                 $0.04-$0.06 per                                                o    Waste disposed in
                                 gallon                                                              traditional landfill.
---------------------------- -------------------------- --------------------------------------- ------------------------------------
---------------------------- -------------------------- --------------------------------------- ------------------------------------
Landfill Disposal            o   $25-$100 per           o   Contamination no longer is          o    You are now legally
                                 ton plus tax,              on your property.                        responsible for the entire
                                 transportation and                                                  landfill.
                                 licenses
---------------------------- -------------------------- --------------------------------------- ------------------------------------
---------------------------- -------------------------- --------------------------------------- ------------------------------------
COMPANY'S METHODS:
---------------------------- -------------------------- --------------------------------------- ------------------------------------
Bio-GAC(TM)                  o   5 GPM,  $.025-.03      o   Can be inexpensive.                 o    Depending on local
                                 per gallon                                                          cleanup limit regulations,
                                                                                                     i.e. TBA from MTBE may require
                                                                                                     more treatment time.
---------------------------- -------------------------- --------------------------------------- ------------------------------------
---------------------------- -------------------------- --------------------------------------- ------------------------------------
Bio-augmentation             o   $15 to $100 per ton    o   Inexpensive.                        o    Lasts only up to several
                                                        o   Can remediate all                        months, but may remediate at
                                                            contaminants.                            the source.
                                                        o   Unobtrusive.
---------------------------- -------------------------- --------------------------------------- ------------------------------------

    The company believes that it can establish a competitive edge in the bioremediation market for two primary reasons. First, because the company is majority-owned by a microorganism manufacturer, management believes that it can favorably compete in pricing with any distributor or contractor. Most microorganisms used in bioremediation are purchased from manufacturers by distributors who sell to outside contractors. Each additional entity in the distribution chain increases the cost of microorganism blends.

    In addition, the company utilizes a "Pay-for-Performance" based billing concept in order to make the project costs more attractive to clients. Instead of paying for the company's services through with industry standard "Pay-for-Effort" or time and material contracts and fixed unit price contracts, the Pay-for-Performance method allows the client to pay for the remediation services only when the site attains milestone interim and final closure approval by a regulatory agency. The company's work for the South Carolina Department of Health and Environmental Control's Leaking Underground Storage Tank Fund is the nation's first such "pay for performance" contract program. Management believes that the risk in entering into these contracts to regulatory agency closure will be offset with higher profit margins that the company believes will be realized as a result of the reduction in time and expense related to attaining site closures via its aggressive bio-augmentation process supported by a captive fermentation capability. Bioremediation is competitive in both time and cost when compared with conventional pump and treat, thermal or landfill disposal technology.

    Second, because it has in-house engineering ability, the company is able to execute remediation projects for its customers using these custom microbial blends not available to competitors. The company licenses microbial cultures created by George Robinson, father of Mery Robinson, a director of U.S. Microbics, Inc. The company has also licensed a patented process and other proprietary microbial products, unavailable to others, for a use on a wide range of toxins. Management believes that these unique blends, high microorganism counts, and extensive applications histories gives the company a competitive edge over other providers of bioremediation services.

    The company is also able to add a level of expertise that most microorganism manufacturers and earth excavation contractors cannot provide. Most microorganism manufacturers and earth excavation contractors have little or no experienced environmental engineering services, and must rely on third party technologists to prepare the appropriate application rates for the job at hand and thereafter to successfully execute the work. Few earth excavation contractors, if any, have patented treatment technology, bio-inoculation specialty equipment, in-house integration of project engineering, microbiological specialists or field application know-how and experience to address both in situ and ex situ contamination problems.

INTELLECTUAL PROPERTY

    The company sub-licenses two patents from XyclonyX, an affiliate of the company: (1) a patent for a method of treating hydrocarbon spills, which was issued on August 13, 1991; and (2) a patent for a method of treating hydrocarbon contaminated soil issued on August 2, 1994.

    Our Chief Engineer Behzad Mirzayi, P.E., in conjunction with XyclonyX developed the BAC(TM) and Bio-GAC(TM) carbon recycling technology and carbon treatment of contaminated activated charcoal, for which a patent was filed on January 18, 2002 with the U.S. Patent and Trademark Office. In July 2004, we were notified that the patent was granted. We believe that the patent should be published prior to October 2004. When the patent is published, SSWM will formalize an additional sub-license agreement with XyclonyX.

RESEARCH AND DEVELOPMENT

    During the past two years the company has done a minimal amount of basic research and development amounting to less than $50,000 in each fiscal year. The company plans to spend approximately the same amount on research and development over the next fiscal year, integrating its engineering services with historical application research provided by George Robinson to incorporate new waste treatments into its final engineering design for customer project work.

PARENT COMPANY

    U.S. Microbics, Inc., our parent company owns 65.3% of our issued and outstanding common stock. U.S. Microbics, Inc. also owns 80% of USM Capital Group, Inc., which in turn owns 20.3% of our issued and outstanding common stock.

EMPLOYEES


    As of September 23,2004 the company had 7 full-time employees. The company utilizes certain administrative and executive personnel employed by our parent, U.S. Microbics, Inc., to assist with its reporting, accounting and administrative needs. In such cases, U.S. Microbics, Inc., charges the company a proportional amount of the salary for any such employees. The company also makes use of professionals on an as-needed basis. The company's employees are not represented by a labor union and the company believes its employee relations are good. The company shares space with U.S. Microbics, Inc., our parent company.

GOVERNMENT REGULATION

    We are subject to Federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. We are subject to various Federal, state and local laws affecting advertising and representations made by businesses in the sale of products and services, which apply to us. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general.


    To apply and use our bioremediation products and patented application processes we are required to secure an approved site work plan from the lead regulatory agency based upon a thorough site assessment that accurately defines the complete vertical and horizontal extent of contamination using EPA approved test methods by independent analytical laboratories to verify the data. The approved site work plan incorporates site specific cleanup standards required to meet regulatory closure limits to secure a no further action comment letter from the lead regulatory agency.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS


    STATEMENTS INCLUDED IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AND IN FUTURE FILINGS BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, IN THE COMPANY'S PRESS RELEASES AND IN ORAL STATEMENTS MADE WITH THE APPROVAL OF AN AUTHORIZED EXECUTIVE OFFICER WHICH ARE NOT HISTORICAL OR CURRENT FACTS ARE "FORWARD-LOOKING STATEMENTS" AND ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL EARNINGS AND THOSE PRESENTLY ANTICIPATED OR PROJECTED. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE MADE. THE FOLLOWING IMPORTANT FACTORS, AMONG OTHERS, IN SOME CASES HAVE AFFECTED AND IN THE FUTURE COULD AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE THE COMPANY'S ACTUAL FINANCIAL PERFORMANCE TO DIFFER MATERIALLY FROM THAT EXPRESSED IN ANY FORWARD-LOOKING STATEMENT: (I) THE EXTREMELY COMPETITIVE CONDITIONS THAT CURRENTLY EXIST IN THE MARKET FOR COMPANIES SIMILAR TO THE COMPANY AND (II) LACK OR RESOURCES TO MAINTAIN THE COMPANY'S GOOD STANDING STATUS AND REQUISITE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FOREGOING LIST SHOULD NOT BE CONSTRUED AS EXHAUSTIVE AND THE COMPANY DISCLAIMS ANY OBLIGATION SUBSEQUENTLY TO REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS. THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND THEIR EXPLANATORY NOTES INCLUDED AS PART OF THIS PROSPECTUS.


    Critical Accounting Policies
    ----------------------------

    The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

         o        stock-based compensation.
         o        revenue recognition

    Stock-Based Compensation
    ------------------------

    In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

    The company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

    Revenue Recognition
    -------------------

    Revenue for product sales is recognized at the time the product is shipped to or picked up by the customer. Revenue for short-term engineering or remediation services is recognized at the completion of the contract. Sales under long-term contracts are accounted for under the percentage of completion method. Revenues are recognized as the actual cost of work performed related to the estimate at completion. Profits expected to be realized on contracts are based on the company's estimates of total contract sales value and costs at completion. Assumptions used for recording sales and earnings are adjusted in the period of change to reflect revisions in contract value and estimated costs. In the period in which it is determined that a loss will be incurred on a contract, the entire amount of the estimated loss is charged to income.

    Results of Operations For The Nine Month Period Ended June 30, 2004
    -------------------------------------------------------------------


    The company incurred a net loss of $1,443,135, and $353,704, for the nine months and three months ended June 30, 2004 compared to a net loss of $762,996 and $227,839 for the nine and three months ended June 30, 2003. The company had negative cash flows from operations of $375,329 for the nine months ended June 30, 2004 compared to negative cash flows from operations of $772,343 for the nine months ended June 30, 2003. Basic and diluted net loss per share was $(0.07) and $(0.02) for the nine months, and three months ended June 30, 2004, respectively, compared to a loss of $(0.06), and $(0.01) for the nine months, and three months ended June 30, 2003, respectively. The decrease was due to the increase in weighted average shares outstanding for the nine months, and three months ended June 30, 2004 compared to the corresponding nine months, and three months ended June 30, 2003.

    The company had revenues of $206,231, and $40,738 during the nine months and three months ended June 30, 2004, a decrease of 60 and 66 percents as compared to $367,662 and $129,117 of revenues for the same periods in 2003. Revenues for the nine months and three months ended June 30, 2004, consisted primarily of bio-remediation of hydro-carbons in contaminated soil for the state of South Carolina. Gross loss for the quarter ended June 30, 2004 was $24,234 or 59% of sales compared to a gross profit of $33,123 or 26% of sales for the corresponding period in fiscal 2003. Revenue decreases were a function of lack of working capital and lack of bid bond capacity and the Company is nearing completion of some of its contracts in South Carolina. On some jobs in the state of South Carolina, the estimated cost of completion has increased during the quarter from the original project estimate, so that the percentage complete (and revenue recognition) is not increasing in proportion to costs incurred. Therefore, the Balance Sheet item "Costs and estimated profits in excess of billings" has been increasing at a higher rate than the revenue recognized using the cost percentage complete method. The estimated cost to complete on all jobs is reviewed quarterly and adjustments are made as required.

    Selling, general and administrative ("SG&A") expenses for the nine months and three months ended June 30, 2004 totaled $1,319,703 and $322,385 respectively, compared to $787,467, and $242,142 for the same periods in fiscal year 2003. SG&A expenses for the nine months, and three months ended June 30, 2004 consisted of occupancy, payroll, accounting, legal, consulting, and public relations expenses. The 68% and 252% increases in SG&A expenses was attributed to increases in accounting, professional and consulting fees. The increase in accounting, professional and consulting fees were related to the companies efforts to go public and the preparation and filing and processing of the application by our market maker to the NASDAQ Bulletin Board to receive a stock symbol. The company began trading August 2003. The company continues to experience increased accounting, professional and consulting fees as a result of compliance with the Sarbanes-Oxley Act of 2002.

    Depreciation expense for the nine month period ended June 30, 2004, was $3,170compared to $ 1,675for the nine month ended June 30, 2003. Interest expense for the nine month period ended June 30, 2004 and 2003 respectively were $105,276 and $10,262. During this period there was a net increase of $97,795 in notes payable and therefore an increase in interest expense.

Results of Operations For Year Ended September 30, 2003
-------------------------------------------------------

    The company incurred a net loss of $1,178,447 for the year ended September 30, 2003, compared to $840,825 for the year ended September 30, 2002. The company had negative cash flows from operations of $629,638 for the year ended September 30, 2003, compared to negative cash flows from operations of $352,948 for the year ended September 30, 2002. Basic and diluted net loss per share was $0.08, for the year ended September 30, 2003 and $0.23 for the year ended September 30, 2002. The decrease was due to the increase in weighted average shares outstanding for the year ended September 30, 2003, compared to the year ended September 30, 2002.

    The company's revenues for year ended September 30, 2003 were $432,754 compared to $264,463 for the year ended September 30, 2002, an increase of 63.6 percent. Revenues for the years ended September 30, 2003, consisted primarily of bio-remediation of hydro-carbons in contaminated soil for the state of South Carolina. The company's gross profit for the year ended September 30, 2003 was $80,492, compared to $28,381 for the year ended September 30, 2002, an increase of 183.6 percent.

    During the year ended September 30, 2003, the company incurred $1,195,786,in selling, general and administrative expenses, compared to $851,632 for the year ended September 30, 2002. The increase in selling, general and administrative expenses of approximately $344,154 was primarily due to increases in legal and accounting expenses, salaries and office expenses. During the year the company started trading on the OTC Bulletin Board, and as a result, legal and accounting expensed increased significantly.

    Depreciation expense for the year ended September 30, 2003 was $2,661 compared to $4,148 for the year ended September 30, 2002. Interest expense for the years September 30, 2003 and 2002 respectively were $67,164 and $13,444. During this period there was an increase of $225,425 in notes payable and therefore an increase in interest expense.

    The company is not expecting to increase revenues during the next two quarters of fiscal 2004, and for the fiscal year ended 2004, based on the current financial condition of the company, additional capital will be required in order for the company to maintain its ongoing operations.

    Liquidity and Capital Resources:
    --------------------------------


    As of September 30, 2003, we had a working capital deficit of $460,280. As a result of our operating losses incurred during the year ended September 30, 2003, we generated a cash flow deficit of $629,638 from operating activities. Cash flows used in investing activities was $ 2,747 during the year ended 2003. We met our cash requirements during this period through the issuance of common stock totaling $ 399,852 and $ 242,846 from notes payable and advances from the company's officers and shareholders.


    Cash totaled $1,511 as of March 31, 2004. During the six months ended March 31, 2004, the company raised $441,000 net of placement fees of $9,000 from issuance of 2,543,750 shares of restricted common stock. As of March 31, 2004, the company has negative working capital of $165,723, compared to a negative working capital of $460,280 as of September 30, 2003, or decrease in negative of working capital $294,557. The company will need to continue to raise funds by various financing methods such as private placements to maintain its operations until such time as cash generated by operations is sufficient to meet its operating and capital requirements. There can be no assurance that the company will be able to raise such capital on terms acceptable to the company, if at all.

    While we have raised capital to meet our working capital and financing needs in the past, however, additional financing is required in order to meet our current and projected cash flow deficits from operations and development. We are seeking financing in the form of equity in order to provide the necessary working capital. On June 10, 2004, we entered into a Common Stock Purchase Agreement with Fusion Capital Fund II, LLC ("Fusion") a Chicago-based institutional investor. Under terms of the agreement, Fusion has agreed to purchase from the company up to $6.0 million of our common stock over a 24-month period. After the Securities & Exchange Commission has declared effective a registration statement covering the securities issued or issuable to Fusion, each month the company will have the right to sell to Fusion up to $250,000 of its common stock at a purchase price based upon the market price of the company's common stock on the date of each sale without any fixed discount to the market price. The company's may also require Fusion to purchase lesser or greater amounts of its common stock each month up to$6.0 million in the aggregate. The company has the right to control the timing and the amount of stock sold to Fusion Capital. The company has the right to terminate the agreement at any time without any additional cost. The company also has the right, at its election to enter into a new agreement with Fusion Capital under which Fusion would be required to purchase up to an additional $6.0 million of the company's commons tock on the same terms and conditions as the original agreement.


    In addition, on August 4, 2004, the company entered into a loan agreement and convertible promissory note with Fusion Capital to borrow $200,000 at annual interest rate of 10%. The maturity date of the Note is January 31, 2005, and may be redeemed by us at any time, but subject to Fusion Capital's right to convert any outstanding principal and accrued interest due into our commons shares. Prior to the maturity date, the Note shall convert at $0.25 per share. After the maturity date, the Note shall convert at a price equal to the lesser of (i) 50% of the average of the three (3) lowest closing sale prices of the common shares during the twelve (12) trading days prior to the submission of a conversion notice or (ii) $0.25 per share. In connection with the Note, Fusion Capital was issued 250,000 warrants with an exercise price of $.275 per share. If the Note is converted immediately prior to the maturity date, the company would issue approximately 840,000 shares of our common stock to Fusion Capital, including interest as of the maturity date, in addition to 250,000 shares of our common stock upon exercise of the Warrants issued to Fusion Capital pursuant to the Note.


    From and after the maturity date or after the occurrence of an event of default under the Note, the interest rate shall be increased to fifteen percent (15%) and shall be calculated in accordance with the terms of the Note. At any time after the maturity date, the company shall redeem Note for cash equal to 125% of the outstanding principal plus accrued interest.

    The company has relied mostly on cash infusions from its parent company, U.S. Microbics, Inc., and the sale of its common stock during the first five years of its existence. Its parent company has limited resources and may not be able to continue to provide sufficient funds for SSWM to successfully continue its operations.

    There can be no assurance that the company will generate revenues from operations or obtain sufficient capital on acceptable terms, if at all. Failure to obtain such capital or generate such operating revenues would have an adverse impact on the company's financial position and results of operations and ability to continue as a going concern.

    The company's operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including: (i) the rate at which microbial products are shipped and generate profits; (ii) the necessary level of sales and marketing activities for environmental products; and (iii) the level of effort needed to develop additional distribution channels to the point of commercial viability.

    There can be no assurance that additional private or public financing, including debt or equity financing, will be available as needed, or, if available, on terms favorable to the company. Any additional equity financing may be dilutive to shareholders and such additional equity securities may have rights, preferences or privileges that are senior to those of the company's existing Common or Preferred Stock. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on the operating flexibility of the company. The failure of the company to successfully obtain additional future funding may jeopardize the company's ability to continue its business and operations.

    During fiscal year ended September 30, 2004, the company projects expenditures for plant and equipment of approximately $100,000 and research and development costs of less than $150,000, assuming the company raises projected capital. Research and development costs will be associated primarily with applications of in-situ bio-remediation. The company also plans to increase its number of employees to approximately 15 by the end of fiscal year 2004.

    The independent auditor's report on the company's September 30, 2003 financial statements included in this Annual Report states that the company's recurring losses raise substantial doubts about the company's ability to continue as a going concern.

    Recent Accounting Pronouncements
    --------------------------------

    Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

    Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's consolidated financial statements

    SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

    SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's consolidated financial statements.

    In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities . SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's results of operations or financial position.

    In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's results of operations or financial position.

    OFF-BALANCE SHEET ARRANGEMENTS


    We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

                             DESCRIPTION OF PROPERTY

    The company shares an administrative facility with U.S. Microbics, Inc., a majority shareholder, in a 12,083 square foot building located at 6451-C El Camino Real, Carlsbad, California. The facility houses the fermentation plant, the research and development facility of XyclonyX, and the operations of the company, Bio-Con Microbes, and Sol Tech. The facility should provide enough space for the company for the next 2 years of operation, at which time additional space may be required. U.S. Microbics, Inc., charges the company its pro-rata share of the rent based on floor space. The company's Engineering Resources Division is headquartered in Littleton, Colorado in an office facility that can accommodate up to 10 engineers. The company also maintains a project office in Charleston, South Carolina.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    U.S. Microbics, Inc., is our parent company. U.S. Microbics, Inc. directly owns 33,605,550 shares of our common stock, including 26,305,550 shares of common stock issuable upon conversion of Series A Preferred stock. U.S. Microbics, Inc. also owns 80% of USM Capital Group, Inc. , which owns 6,627,775 shares of common stock, including 1,527,775 shares of common stock issuable upon conversion of Series A Preferred stock.

    During the year ended September 30, 2002, the company issued 5,000,000 shares of Series A Convertible Preferred Stock to U.S. Microbics, Inc., its parent, in exchange for previously incurred debt of $5,700,220. During the year ended September 30, 2002, the company issued 6,500,000 shares of its common stock to its parent in exchange for services provided the company valued at $0.001 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

    Robert C. Brehm, a director, advanced the company $90,000, pursuant to a promissory note, dated January 6, 2003, at an annual interest rate of 11.9%. The company repaid Mr. Brehm in March 2004.

    On October 21, 2002, Gregory J. Chachas, our then sole officer and director, entered into an agreement to sell 2,100,000 of the 2,573,800 shares of our common stock he owned to USM Capital Group, Inc. In continued efforts to locate an acquisition or merger candidate, we also entered into a consulting agreement with Sol Tech Corporation whereby we issued 800,000 shares of our restricted common stock at the price of $0.05 per share. The result was that we became a
56.3 percent owned subsidiary of U.S. Microbics, Inc., the corporate parent of both USM Capital Group, Inc. and Sol Tech Corporation. Messrs. Brehm and Nagel, two of our directors, are officers, and controlling stockholders of U.S. Microbics. Mr. Brehm is also a director of U.S. Microbics.

    There have been no other material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, or any stockholder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

    However, certain of our former directors and executive officers has received restricted shares of our common stock in consideration of services rendered and cash contributed to us. Gregory J. Chachas, a former officer and director, received an aggregate of 2,070,000 (adjusted for 10 to 1 reverse stock split) restricted shares of our common stock in consideration of services rendered and for cash paid to us.

    On October 24, 2002, Gregory J. Chachas, our then president, resigned as an officer and director. Robert C. Brehm was appointed as his successor.

    On December 13, 2002, we and the stockholders (the "SSWM Stockholders") of Sub Surface Waste Management, Inc., a Nevada corporation ("SSWM"), and the holders of options (the "SSWM Option Holders") to purchase the Series A Preferred Stock of SSWM, par value $0.001 per share (the "SSWM Preferred Stock Options"), executed that certain Capital Stock Exchange Agreement (the

"Agreement"). Upon the terms and conditions set forth in the Agreement, the SSWM Stockholders exchanged, sold, and transferred to us, and we accepted from the SSWM Stockholders 10,744,000 shares of the SSWM Common Stock, and 5,360,000 shares of the SSWM Preferred Stock owned by the SSWM Stockholders (collectively, the "SSWM Stock"). In full consideration therefor, we delivered to the SSWM Stockholders, in exchange for the SSWM Stock, 10,7404,000 shares of our common stock, and 5,360,000 shares of the our preferred stock.

    In addition, upon the terms and conditions set forth in the Agreement, the SSWM Option Holders exchanged, sold, and transferred to us, and we accepted from the SSWM Option Holders the SSWM Preferred Stock Options. In consideration therefore, we delivered to the SSWM Option Holders, in exchange for the SSWM Preferred Stock Options, at the Closing Preferred Stock Options of the Registrant. The Agreement closed on December 23, 2002.

    On December 16, 2002, Robert C. Brehm resigned as our president. On that same date Bruce S. Beattie was elected as our president and chief executive officer.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

    Our common shares are currently quoted on the Nasdaq OTC Bulletin Board (OTCBB) under the symbol "SSWM." The following table sets forth the quarterly high and low bid prices for our common shares on the OTCBB for the periods indicated. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions. Our common shares have been quoted on the OTC Bulletin Board since August 19, 2003.


                                                           BID PRICE
                                                           ---------
                     PERIOD                           HIGH            LOW
                     ------                           ----            ---

FISCAL YEAR 2004:
   JULY 1 - SEPTEMBER 27, 2004                        $ 0.42          $ 0.25
   JUNE 30, 2004                                      $ 0.55          $ 0.22
   MARCH 31, 2004                                     $ 0.55          $ 0.19
   DECEMBER 31, 2003                                  $ 0.75          $ 0.45

FISCAL YEAR 2003:
   SEPTEMBER 30, 2003                                 $ 1.75          $ 0.70


HOLDERS

    We have approximately 200 record holders of our common stock as of September 23, 2004, according to a shareholders' list provided by our transfer agent as of that date and our records relating to issuable shares. The number of registered shareholders excludes any estimate by us of the number of beneficial owners of common shares held in street name.


DIVIDEND POLICY

    We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

    On January 29, 2004, our board of directors adopted the company's 2004 Employee Stock Incentive Plan. The purpose of 2004 Stock Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the company and subsidiaries, by offering them an opportunity to participate in the company's future performance through awards of options, stock and stock bonuses. The 2004 Plan provides for (1) the grant of common share purchase options, (2) the grant of restricted stock awards pursuant to which recipients may purchase our common shares, or (3) the grant of stock bonuses as compensation. Options granted under the 2004 Plan may be either incentive stock options (ISOs) which qualify for special tax treatment under Section 422 of the Internal Revenue Code, or non-qualifying options. We must procure shareholder approval for the 2004 Plan by no later than January 29, 2005, in order for any past or future options granted under the plan to qualify as an incentive stock option.

    A total of 1,000,000 common shares were reserved for issuance under the 2004 Plan and available for grant, subject to adjustments provided in the 2004 Plan. If any awards granted under the plan are forfeited for any reason before they have been exercised, vested or issued in full, the unused shares subject to those expired, terminated or forfeited awards will again be available for purposes of the plan. No awards may be issued after January 28, 2014, the termination date for the plan.

    The board of directors may at any time terminate or amend the 2004 Plan in any respect, including without limitation amendment of any form of award agreement or instrument to be executed pursuant to the 2004 Plan; provided, however, that the board of directors will not, without the approval of the stockholders of the company, amend the 2004 Plan in any manner that requires such stockholder approval.

    ISOs may be granted only to employees (including officers and directors who are also employees) of the company or a subsidiary. All other awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the company or subsidiary, provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

    OPTIONS. The board of directors may grant options to eligible persons and will determine whether such options will be ISOs within the meaning of the Internal Revenue Code or nonqualified stock options, the number of shares subject to the option, the exercise price of the option, the period during which the option may be exercised, and all other terms and conditions of the option, within the limitations imposed under the 2004 Plan.

    Options may be exercisable within the times or upon the events determined by the board of directors, provided that no option will be exercisable after the expiration of ten (10) years from the date the option is granted, and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the company or subsidiary will be exercisable after the expiration of five (5) years from the date the ISO is granted. The exercise price of an option will be determined by the board of directors when the option is granted and may be not less than 85% of the fair market value of the shares on the date of grant; provided that: (a) the exercise price of an ISO will be not less than 100% of the fair market value of the shares on the date of grant; and (b) the Exercise Price of any ISO granted to a 10% stockholder will not be less than 110% of the fair market value of the shares on the date of grant.

    RESTRICTED STOCK AWARDS. A restricted stock award is an offer by the company to sell to an eligible person shares that may or may not be subject to restrictions. The board of directors will determine to whom an offer will be made, the number of shares the person may purchase, the price to be paid, the restrictions to which the shares will be subject, and all other terms and conditions of the restricted stock award. The purchase price of shares sold pursuant to a restricted stock award will be determined by the board of directors on the date the restricted stock award is granted, except in the case of a sale to a 10% Stockholder, in which case the purchase price will be 100% of the fair market value. Restricted stock awards shall be subject to such restrictions as the board of directors may impose. These restrictions may be based upon completion of a specified number of years of service with the company or upon completion of the performance goals as set out in advance in the participant's individual stock purchase agreement. Restricted stock awards may vary from participant to participant and between groups of participants.

    STOCK BONUSES. A stock bonus is an award of shares (which may consist of restricted stock) for extraordinary services rendered to the company or any subsidiary. A stock bonus will be awarded pursuant to an award agreement that will be in such form (which need not be the same for each participant) as the board of directors will from time to time approve, and will comply with and be subject to the terms and conditions of the 2004 Plan. A stock bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the participant's individual award agreement that will be in such form (which need not be the same for each participant) as the board of directors will from time to time approve, and will comply with and be subject to the terms and conditions of the 2004 Plan. Stock bonuses may vary from participant to participant and between groups of participants, and may be based upon the achievement of the company or subsidiary and/or individual performance factors or upon such other criteria as the board of directors may determine.

    The board of directors will determine the number of shares to be awarded to the participant. If the stock bonus is being earned upon the satisfaction of performance goals pursuant to a performance stock bonus agreement, then the board of directors will: (a) determine the nature, length and starting date of any performance period for each stock bonus; (b) select from among the performance factors to be used to measure the performance, if any; and (c) determine the number of shares that may be awarded to the participant. Prior to the payment of any stock bonus, the board of directors shall determine the extent to which such stock bonuses have been earned. Performance periods may overlap and participants may participate simultaneously with respect to stock bonuses that are subject to different performance periods and different performance goals and other criteria. The number of shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the board of directors. The board of directors may adjust the performance goals applicable to the stock bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the board deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

    The following table sets forth information as of September 30, 2003, the most recently completed fiscal year, regarding our compensation plans, including, stand-alone compensation arrangements, under which we have granted or are authorized to issue equity securities to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders) in exchange for consideration in the form of goods or services:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                   Weighted-Average
                                            Number of Securities    Exercise Price
                                             to be Issued Upon      of Outstanding        Number of Securities
                                                Exercise of            Options,         Remaining Available for
                                            Outstanding Options,     Warrants and        Future Issuance Under
                Plan Category               Warrants and Rights         Rights         Equity Compensation Plans
------------------------------------------ ----------------------- ------------------ -----------------------------
Equity compensation plans approved             200,000                 $0.21              55,000
by shareholders:

Equity compensation plans not approved
by shareholders:                               --                        --                 --

TOTAL                                          200,000                 $0.21              55,000


STAND-ALONE GRANTS

    In the future our board of directors may grant common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our formal stock plans. The terms of these grants may be individually negotiated.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows the compensation paid over the past three fiscal years with respect to our "named executive officers" as that term is defined by the under SEC.

                                                                                      LONG TERM COMPENSATION
                                                                        ----------------------------------------------------
                                         ANNUAL COMPENSATION (1)                 AWARDS                     PAYOUTS
                                       ----------------------------     -------------------------    -----------------------
                                                                                     SECURITIES         LONG
                                                                                     UNDERLYING         TERM
 NAMED EXECUTIVE OFFICER AND                                             RESTRICTED   OPTIONS &      INCENTIVE    ALL OTHER
     PRINCIPAL POSITION        YEAR      SALARY   BONUS     OTHER          STOCK        SARS            PLAN    COMPENSATION
----------------------------- -------- ---------- ------- ---------     ------------ ------------    ---------- ------------
Bruce Beattie                 2003     $ 143,643   $ --      $ --         $ --            --           $ --          $ --
PRESIDENT AND CHIEF           2002       130,300     --        --           --            --             --            --
EXECUTIVE OFFICER             2001            --     --        --           --            --             --            --

Behzad Mirzayi,               2003     $ 143,300   $ --      $ --         $ --            --           $ --          $ --
CHIEF OPERATING OFFICER AND   2002       130,000     --        --           --            --             --            --
SECRETARY                     2001            --

Gregory J. Chachas,           2003           $ 0   $ --      $ --         $ --            --           $ --          $ --
                              2002            --     --        --           --            --             --            --
                              2001            --     --        --         $7,500(1)       --             --            --

-----------------------
(1) Mr. Chachas received a grant of 150,000 shares of common stock in Covingham Capital Corporation during the 2001 fiscal year. The stock was issued in exchange for services having a value of $7,500. At such time, Mr. Chachas was the company's sole officer and director. See Certain Relationships and Related Transactions.

OPTIONS AND STOCK APPRECIATION RIGHTS GRANT TABLE

    There were no grants of stock options to the Named Executive Officers during the fiscal year ended September 30, 2003.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE


    Set forth below is information with respect to exercises of stock options by the Named Executive Officers during fiscal year 2003 and the fiscal year-end value of all unexercised stock options held by such persons. The value of unexercised, in-the-money options, is determined by multiplying the number of shares issuable upon exercise of the option by the applicable stock price less the exercise price of the option.

                                                                   NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED,
                                                                  OPTIONS HELD AT FISCAL           IN-THE-MONEY OPTIONS AT
                                                                     YEAR-END 09/30/03             FISCAL YEAR-END ($) (1)
                                                               -------------------------------  ---------------------------

                                  SHARES
                                ACQUIRED ON        VALUE
                                 EXERCISE      REALIZED ($)
        NAME                        (#)             (1)         EXERCISABLE     UN-EXERCISABLE    EXERCISABLE  UN-EXERCISABLE
---------------------------   --------------   ------------    ------------     --------------    -----------  --------------
    BRUCE S. BEATTIE, Director,
    President and CEO:
     Preferred Series A Stock (1)  none            none           28,000            42,000          $98,000       $147.000

    BEHZAD MIRZAYI Director,
    Vice-President and COO:
     Preferred Series A Stock (1)  none            none           28,000            42,000          $98,000       $147.000

    CONRAD NAGEL, CFO and Director:
     Preferred Series A Stock (1)  none            none           16,000            24,000          $56,000        $84,000

    ROBERT C. BREHM, Director and
    CEO of parent, U.S. Microbics, Inc.:
     Preferred Series A Stock (1)  none            none           40,000            60,000         $140,000       $210,000

    MERY C. ROBINSON, COO of
    Affiliate U.S. Microbics, Inc.:
     Preferred Series A Stock (1)  none            none           16,000            24,000          $56,000        $84,000

(1) Based on the closing price of $0.75 for the shares of Common Stock of the company traded on the OTC Bulletin Board as of September 30, 2003.


LONG-TERM INCENTIVE PLAN AWARDS TABLE

    We do not have any Long-Term Incentive Plans.

COMPENSATION OF DIRECTORS

    There are no standard arrangements pursuant to which the company's directors are compensated for their services as directors. No additional amounts are payable to the company's directors for committee participation or special assignments.

    There are no other arrangements pursuant to which any of the company's directors was compensated during the company's last completed fiscal year for any service provided as director.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    Effective December 23, 2002, the company entered into an employment agreement with Bruce S. Beattie, its President and Chief Executive Officer. Mr. Beattie's employment agreement provides for a term of five years, at an initial annual base salary of $150,000, salary increases of $10,000 per annum for each of the first four years and an increase of $20,000 for the fifth year, and discretionary incentive bonuses.

    Effective December 23, 2002, the company entered into an employment agreement with Behzad Mirzayi its Vice-President and Chief Operating Officer. Mr. Mirzayi's employment agreement provides for a term of five years, at an initial annual base salary of $145,000, salary increases of $10,000 per annum for each of the first four years and an increase of $20,000 for the fifth year, and discretionary incentive bonuses.

REPORT ON REPRICING OF OPTIONS

    We did not adjust or amend the exercise price of any of our stock options during the last fiscal year.

                           REPORTS TO SECURITY HOLDERS

    We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes. Our executive officers, directors and beneficial owners of 10% or more of our common shares also file reports relative to the acquisition or disposition of our common shares or acquisition, disposition or exercise of our common shares purchase options or warrants. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report and its exhibits, or any of our other public filings, by contacting the company or from the SEC as mentioned above.

    This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

    No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

    On May 6, 2003, upon recommendation of its Board of Directors, the company dismissed its certifying accountant, HJ Associates & Consultants, LLP ("HJ Associates"). HJ Associate's reports on the financial statements for the nine months ended September 30, 2002 and the year ended December 31, 2001 and the period January 1, 1987 (date of inception) through September 30, 2002, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except that HJ Associate's report for the nine months ended September 30, 2003 and the year ended December 31, 2001 and the period January 1, 1987 (date of inception) through September 30, 2002 contained an explanatory paragraph regarding the substantial doubt about the company's ability to continue as a going concern.

    The decision to change our certifying accountant was approved by the company's Board of Directors. During the nine months ended September 30, 2002 and the year ended December 31, 2001, and the period January 1, 1987 (date of inception) through September 30, 2002, and the subsequent interim period through May 6, 2003, the company has not had any disagreements with HJ Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

    The company engaged Russell Bedford Stefanou Mirchandani LLP ("Russell Bedford") as its certifying accountant as of May 6, 2003, for the company's year ending September 30, 2003. The company has not consulted Russell Bedford on either the application of accounting principles or the type of opinion Russell Bedford might render on the company's financial statements.

                                                    FINANCIAL STATEMENTS
    Index to Financial Statements
    ------------------------------------------------------------------------------------------------------------------------

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE , INC.

                          Index to Financial Statements

--------------------------------------------------------------------------------

                                                                        Page No.
                                                                        --------
Report of Independent Certified Public Accountants                        F-2
Consolidated Balance Sheets at September 30, 2003 and 2002                F-3
Consolidated Statements of Losses for the two years ended
  September 30, 2003 and 2002                                             F-4
Consolidated Statements of Deficiency in Stockholders' Equity
  for the two years ended September 30, 2003                              F-5
Consolidated Statements of Cash Flows for the two years ended
  September 30, 2003 and 2002                                             F-7
Notes to Consolidated Financial Statements                                F-8

Consolidated Condensed Balance Sheets as of June 30, 2004 (unaudited)
  and September 30, 2003 (audited)                                       F-20
Consolidated Condensed Statements of Operations for the Nine and
  Three Months ended June 30, 2004 and 2003                              F-21
Consolidated Condensed Statements of Cash Flows for the Nine Months
  ended June 30, 2004 and 2003                                           F-22
Notes to Consolidated Condensed Financial Statements                     F-24

                                       F-1


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

                          CERTIFIED PUBLIC ACCOUNTANTS

    To the Board of Directors of
    Sub Surface Waste Management of Delaware, Inc.
    CARLSBAD, CA

    We have audited the accompanying consolidated balance sheet of Sub Surface Waste Management of Delaware, Inc. and its wholly-owned subsidiary (the "Company") as of September 30, 2003 and 2002 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2003 and 2002, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note N, the Company has sustained recurring losses from operations and is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note N. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    /S/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------

                                    Russell Bedford Stefanou Mirchandani LLP
                                    Certified Public Accountants

    McLean, Virginia
    December 13, 2003


                              SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
                                        CONSOLIDATED BALANCE SHEETS
                                        SEPTEMBER 30, 2003 AND 2002

                                                                                   2003           2002
                                                                               ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                    $    22,238    $    11,925
  Restricted cash (Note D)                                                         258,468        251,796
  Accounts receivable, net                                                          68,649          8,807
  Due from affiliates                                                               30,000             --
  Prepaid expenses and other assets                                                 23,230         52,666
  Costs and estimated profit in excess of billings                                 156,057         80,612
                                                                               ------------   ------------
          TOTAL CURRENT ASSETS                                                     558,642        405,806

Plant, Property and Equipment
Office furniture and equipment                                                       7,661          5,565
Manufacturing equipment                                                              5,147          5,147
Vehicle                                                                              8,851             --
                                                                               ------------   ------------
                                                                                    21,659         10,712
Less: Accumulated Depreciation                                                      (6,407)        (3,746)
                                                                               ------------   ------------
                                                                                    15,252          6,966
OTHER ASSETS
Deposits and other                                                                   2,669          2,669
                                                                               ------------   ------------
          TOTAL ASSETS                                                         $   576,563    $   415,441
                                                                               ============   ============

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities, net (Note F)                       $   173,037    $    70,548
  Due to affiliates, net                                                           573,810        127,507
  Notes payable, related parties - current portion (Note G)                        272,075          8,010
                                                                               ------------   ------------
          TOTAL CURRENT LIABILITIES                                              1,018,922        206,065

LONG-TERM LIABILITIES:
  Notes payable, related party (Note G)                                             20,290         58,930
                                                                               ------------   ------------
          TOTAL LONG-TERM LIABILITIES                                               20,290         58,930
                                                                               ------------   ------------
          TOTAL LIABILITIES                                                      1,039,212        264,995
                                                                               ------------   ------------
Commitments and Contingencies (Note M)

DEFICIENCY IN  STOCKHOLDERS' EQUITY
  Convertible preferred stock, .001 par value; 50,000,000 shares authorized:
    Series A; 10,000,000 shares authorized; 5,360,000 and 5,000,000 issued
    and outstanding as of September 30, 2003 and 2002, respectively                  5,360          5,000
  Common stock; .001 par value; 300,000,000 shares authorized;
    17,490,784 and 10,550,000 shares issued and outstanding at September 30,
    2003 and 2002, respectively                                                     17,491         10,550
Additional paid-in capital                                                       6,312,221      5,754,170
Accumulated deficit                                                             (6,797,721)    (5,619,274)
                                                                               ------------   ------------
          TOTAL  DEFICIENCY STOCKHOLDERS' EQUITY                                  (462,649)       150,446
                                                                               ------------   ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                       $   576,563    $   415,441
                                                                               ============   ============

                (The accompanying notes are an integral part of these financial statements)

                                                    F-3

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
                        CONSOLIDATED STATEMENTS OF LOSSES
                 FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002

                                                       2003            2002
                                                   -------------   -------------

Revenues                                           $    432,754    $    264,463

Cost of revenues                                        352,262         236,082
                                                   -------------   -------------
Gross profit                                             80,492          28,381

Operating Expenses:
  Selling, general and administrative expenses        1,195,786         851,632
  Depreciation                                            2,661           4,148
                                                   -------------   -------------
Total operating expenses                              1,198,447         855,780

Loss from operations                                 (1,117,955)       (827,399)

Other income (expense):
  Interest income                                         6,672              18
  Interest expense                                      (67,164)        (13,444)
                                                   -------------   -------------
Total other income (expense)                            (60,492)        (13,426)
                                                   -------------   -------------

Loss before income taxes                             (1,178,447)       (840,825)

Income tax expense                                         -              --
                                                   -------------   -------------
Net loss                                           $ (1,178,447)   $   (840,825)
                                                   =============   =============

Net loss per common share (basic and diluted)             (0.08)          (0.23)
                                                   -------------   -------------

Weighted average common shares outstanding           15,416,539       3,597,628
                                                   =============   =============

   (The accompanying notes are an integral part of these financial statements)


                                           SUB SURFACE WASTE MANAGEMENT OF DELAWARE , INC.
                                    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                                            FOR THE TWO YEARS ENDED SEPTEMBER 30, 2003
                                                                                            Additional
                                       Preferred Stock               Common Stock            Paid-in            Accumulated
                                   Shares          Amount         Shares        Amount       Capital       Deficit         Total
                                 ------------   ------------   ------------  ------------  ------------  ------------   ------------
Balance at October 1, 2001                --             --         50,000            50        49,950    (4,778,449)    (4,728,449)

Shares issued to Parent in
  exchange for previously
  incurred debt                    5,000,000          5,000             --            --     5,695,220            --      5,700,220
Shares issued to Parent in
  exchange for services                   --             --      6,500,000         6,500            --            --          6,500
Shares issued to Affiliate
  in exchange for services                --             --      3,000,000         3,000            --            --          3,000
Shares issued to employees
  in exchange for services                --             --      1,000,000         1,000         9,000            --         10,000
Net loss                                                                                                    (840,825)      (840,825)
                                 ------------   ------------   ------------  ------------  ------------  ------------   ------------
Balance at September 30, 2002      5,000,000          5,000     10,550,000        10,550     5,754,170    (5,619,274)       150,446
                                 ------------   ------------   ------------  ------------  ------------  ------------   ------------

Shares issued in exchange for
  consulting fee at $0.05 per
  share in October 2002              250,000            250                                     12,250                       12,500
Shares issued in exchange for
  consulting fee at $0.05 per
  share in October 2002               55,000             55                                      2,695                        2,750
Shares issued in exchange for
  consulting fee at $0.05 per
  share in October 2002               55,000             55                                      2,695                        2,750
Shares issued to affiliate for
  consulting fee at $0.05 per
  share in October 2002                                            800,000           800        39,200                       40,000
Shares issued in exchange for
  cash at $0.50 per share in
  October 2002, net of finder
  cost of $2,500                          --             --         50,000            50        22,450            --         22,500
Shares issued in exchange for
  cash at $0.50 per share in
  November 2002                                                     44,000            44        21,956                       22,000
Shares issued in exchange for
  cash at $0.50 per share in
November 2002, net of finder
  cost of $2,500                                                    50,000            50        22,450                       22,500
Shares issued in exchange for
  cash at $0.50 per share in
  November 2002                                                     20,000            20         9,980                       10,000
Shares issued in exchange for
  cash at $0.50 per share in
  November 2002                                                     20,000            20         9,980                       10,000
Shares issued in exchange for
  cash at $0.50 per share in
  November 2002, net of finder
  cost of $2,500                                                    50,000            50        22,450                       22,500
Shares issued in exchange for
  cash at $0.50 per share in
  November 2002                                                     40,000            40        19,960                       20,000
Conversion benefit of issuance
  of preferred stocks                                                                           18,000                       18,000
Issuance of preferred stock in
  connection with merger with
  Covingham Capital Corporation
  on December 20, 2002             5,360,000          5,360                                         --                        5,360
                                 ------------   ------------   ------------  ------------  ------------  ------------   ------------
Total carried forward             10,720,000         10,720     11,624,000        11,624     5,958,236    (5,619,274)       361,306
                                 ------------   ------------   ------------  ------------  ------------  ------------   ------------

                             (The accompanying notes are an integral part of these financial statements)

                                                                F-5





                                                                                            Additional
                                       Preferred Stock               Common Stock            Paid-in            Accumulated
                                   Shares          Amount         Shares        Amount       Capital       Deficit         Total
                                 ------------   ------------   ------------  ------------  ------------  ------------   ------------

Total brought forward             10,720,000         10,720     11,624,000        11,624     5,958,236    (5,619,274)       361,306

Common shares retained by
  Covingham Capital Corporation                                  4,351,784         4,352                                      4,352
Issuance of common stock in
  connection with merger with
  Covingham Capital Corporation
  on December 20, 2002                                          10,744,000        10,744            --                       10,744
Cancellation of preferred stock
  in connection with merger with
  Covingham Capital Corporation
  on December 20, 2002            (5,360,000)        (5,360)                                        --                       (5,360)
Cancellation of common stock in
  connection with merger with
  Covingham Capital Corporation
  on December 20, 2002                                         (10,744,000)      (10,744)           --                      (10,744)
Shares issued to employees as
  stock bonus at $0.10 per
  share in December 2002.                                           98,000            98         9,702                        9,800
Shares issued to consultants for
  consulting fees at $0.10 per
  share in December 2002.                                          402,000           402        39,798                       40,200
Shares issued to affiliate at
  $0.10 per share in January 2003                                   60,000            60        29,940                       30,000
Shares issued in exchange for
  cash at $0.25 per share in
  August 2003.                                                     125,000           125        31,125                       31,250
Shares issued in exchange for
  cash at $0.25 per share in
August 2003, net of finder
  cost of $2,500                                                   100,000           100        22,400                       22,500
Shares issued in exchange for
  cash at $0.25 per share in
  August 2003.                                                      20,000            20         4,980                        5,000
Shares issued in exchange for
  cash at $0.40 per share in
  September 2003.                                                   25,000            25         9,975                       10,000
Shares issued in exchange for
  cash at $0.25 per share in
  September 2003.                                                  125,000           125        31,125                       31,250
Shares issued in exchange for
  cash at $0.50 per share in
  September 2003, net of finder
  cost of $1,000                                                    20,000            20         8,980                        9,000
Shares issued in exchange for
  cash at $0.50 per share in
  September 2003, net of finder
  cost of $1,500                                                    30,000            30        13,470                       13,500
Shares issued in exchange for
  cash at $0.50 per share in
  September 2003, net of finder
  cost of $500                                                      10,000            10         4,490                        4,500
Shares issued in exchange for
  cash at $0.50 per share in
  September 2003, net of finder
  cost of $500                                                      10,000            10         4,490                        4,500
Shares issued in exchange for
  cash at $0.50 per share in
  September 2003.                                                  120,000           120        59,880                       60,000
Shares issued in exchange for
  cash at $0.50 per share in
  September 2003, net of finder
  cost of $1,000                                                    20,000            20         8,980                        9,000
Shares issued in exchange for
  cash at $0.15 per share in
  September 2003.                                                  325,000           325        49,675                       50,000
Shares issued in exchange for
  Consulting fee at $1.00 per
  share in September 2003.                                          25,000            25        24,975                       25,000
Net loss                                                                                                  (1,178,447)    (1,178,447)
                                 ------------   ------------   ------------  ------------  ------------  ------------   ------------
Balance at September 30, 2003      5,360,000          5,360     17,490,784        17,491     6,312,221    (6,797,721)      (462,649)
                                 ============   ============   ============  ============  ============  ============   ============

                             (The accompanying notes are an integral part of these financial statements)

                                                                 F-6


                             SUB SURFACE WASTE MANAGEMENT OF DELAWARE INC.
                               (FORMERLY, COVINGHAM CAPITAL CORPORATION)
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002

                                                                               2003           2002
                                                                           ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                   $(1,178,447)   $  (840,825)
                                                                           ------------   ------------
  Adjustment to reconcile net loss to cash used in operating activities:
     Depreciation                                                                2,661          4,148
     Loss on sale of asset                                                          --          4,833
     Benefit conversion feature
     Common stock issued in exchange for services                              133,000         19,500
    Organization cost related to merger, net                                     2,500             --
     Expenses incurred by Parent on behalf of the Company, net                 420,682        779,406
  Decrease (increase) in:
     Accounts receivable                                                       (59,842)        13,337
     Cost and estimated profit in excess of billing                            (75,445)
     Restricted cash                                                            (6,672)      (251,796)
     Prepaid expenses and other assets                                          29,436       (117,093)
  Increase (decrease) in:
     Accounts payable and accrued expenses                                     102,489         35,542
                                                                           ------------   ------------
NET CASH (USED IN) OPERATING ACTIVITIES                                       (629,638)      (352,948)
                                                                           ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                            (2,747)        (3,285)
  Sale of asset                                                                     --         45,000
                                                                           ------------   ------------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                             (2,747)        41,715
                                                                           ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from parent and affiliates                                           40,621        251,796
  Proceeds from notes payable to related parties                               202,225         66,940
  Proceeds from issuance of common stock, net                                  399,852             --
                                                                           ------------   ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                      642,698        318,736
                                                                           ------------   ------------

DECREASE IN CASH                                                                10,313          7,503

CASH AT BEGINNING OF PERIOD                                                     11,925          4,422
                                                                           ------------   ------------
CASH AT END OF PERIOD                                                      $    22,238    $    11,925
                                                                           ============   ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Acquisition of assets for note payable to affiliate                            8,200
  Common stocks issued in exchange for services                                115,000         19,500
  Preferred stocks issued in exchange for services                              18,000
  Common stock issued in exchange for amounts due from affiliate                30,000
  Preferred stocks issued in exchange for previously incurred
     debt and expenses incurred on behalf of the Company                                    5,700,220

CASH PAID FOR:
  Interest                                                                      32,164             --
  Income taxes                                                                     800             --

              (The accompanying notes are an integral part of these financial statements)

                                                  F-7

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE , INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation
----------------------------------

         Sub Surface Waste Management of Delaware, Inc. ("the Company") was formed under the laws of the State of Utah in January, 1986 and re-domiciled to the state of Delaware in February, 2001. The Company designs, installs and operates proprietary soil and groundwater remediation systems.

         The consolidated financial statements include Sub Surface Waste Management of Nevada, Inc. the Company's wholly-owned subsidiary. Certain prior period amounts have been reclassified for comparative purposes.

         As of September 30, 2003 and 2002, U.S. Microbics, Inc., and subsidiaries ("Parent" or "Affiliates") control approximately 72% and 70.89%, respectively, of the outstanding stock of the Company.

Cash and Cash Equivalents
-------------------------

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Accounts Receivable
-------------------

Accounts receivable is reported at its fair value and, in the opinion of management, is collectible and no allowance for doubtful accounts was necessary at September 30, 2003 and 2002.

Property and Equipment
----------------------

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Long-Lived Assets
-----------------

         The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE , INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Net Loss Per Common Share
-------------------------

The Company computes earnings per share under Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During 2003 and 2002, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly actual results could differ from those estimates.

Revenue Recognition
-------------------

Revenue for product sales is recognized at the time the product is shipped to or picked up by the customer. Revenue for short-term engineering or remediation services is recognized at the completion of the contract. Sales under long-term contracts are accounted for under the percentage of completion method. Revenues are recognized as the actual cost of work performed related to the estimate at completion. Profits expected to be realized on contracts are based on the Company's estimates of total contract sales value and costs at completion. Assumptions used for recording sales and earnings are adjusted in the period of change to reflect revisions in contract value and estimated costs. In the period in which it is determined that a loss will be incurred on a contract, the entire amount of the estimated loss is charged to income.

Advertising
-----------

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred advertising costs of $ 0 and $ 0 during the years ended September 30, 2003 and 2002, respectively.

Reclassifications
-----------------

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE , INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Liquidity
---------

As shown in the accompanying financial statements, the Company has incurred a net loss of $1,178,447 and $840,825 during the years ended September 30, 2003 and 2002, respectively. The Company's current liabilities exceeded its current assets by $460,280 as of September 30, 2003 and 2002.

Concentrations of Credit Risk
-----------------------------

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts was $0 at September 30, 2003 and 2002.

Stock Based Compensation
------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the years ended September 30, 2003 and 2002.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in
Note I):

                                               For the years ended September 30,
                                                     2003             2002
                                                ---------------  ---------------
Net loss - as reported                          $   (1,178,447)  $     (840,825)
Add: Total stock based employee compensation
     expense as reported under intrinsic
     value method (APB. No. 25)                             --               --
Deduct: Total stock based employee
     compensation expense as reported under
     fair value based method (SFAS No. 123)                 --               --
                                                ---------------  ---------------
Net loss - Pro Forma                            $   (1,178,447)  $     (840,825)
                                                ===============  ===============
Net loss attributable to common stockholders
   - Pro forma                                  $   (1,178,447)  $     (840,825)
Basic (and assuming dilution) loss per share
   - as reported                                $        (0.08)  $        (0.23)
Basic (and assuming dilution) loss per share
   - Pro forma                                  $        (0.08)  $        (0.23)

Comprehensive Income
--------------------

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company adopted SFAS 130 during the year ended December 31, 1998 and has no items of comprehensive income to report.

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Segment Information
-------------------

Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

New Accounting Pronouncements
-----------------------------

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS No.
141), and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The FASB also issued Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" (SFAS No. 143), and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144), in August and October 2001, respectively.

SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interest method. The adoption of SFAS No. 141 had no material impact on the Company's consolidated financial statements.

Effective January 1, 2002, the Company adopted SFAS No. 142. Under the new rules, the Company will no longer amortize goodwill and other intangible assets with indefinite lives, but such assets will be subject to periodic testing for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs to be included in results from operations may be necessary. SFAS No. 142 also requires the Company to complete a transitional goodwill impairment test six months from the date of adoption.

Any goodwill impairment loss recognized as a result of the transitional goodwill impairment test will be recorded as a cumulative effect of a change in accounting principle no later than the end of fiscal year 2002. The adoption of SFAS No. 142 had no material impact on the Company's consolidated financial statements

SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The Company expects that the provisions of SFAS No. 143 will not have a material impact on its consolidated results of operations and financial position upon adoption. The Company plans to adopt SFAS No. 143 effective January 1, 2003.

SFAS No. 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS No. 144 superseded Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 had no material impact on Company's consolidated financial statements.

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities . SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's results of operations or financial position.

NOTE B - ACQUISITION

         On December 20, 2002, the Company entered into a Capital Stock Exchange Agreement ("Agreement") with Covingham Capital Corp. ("Covingham") an inactive publicly registered shell corporation with no significant assets or operations. In accordance with SFAS No. 141, the Company was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Company's capital structure

         For accounting purposes, the Company has accounted for the transaction as a reverse acquisition and the Company shall be the surviving entity. The total purchase price and carrying value of net assets acquired was $1,853 From January 1986 until the date of the Agreement, Covingham was an inactive corporation with no material assets or operations. The Company did not recognize goodwill or any intangible assets in connection with the transaction.

         Effective with the Agreement, all previously outstanding common stock, preferred stock, options and warrants owned by the Company's shareholders were exchanged for an aggregate of 10,744,000 shares of the Covingham common stock and 5,360,000 shares of Covingham preferred stock. The value of the stock that was issued was the historical cost of the Covingham's net tangible assets, which did not differ materially from their fair value. In addition, holders of the Company's options to acquire Series A Preferred stock exchanged their options for options to acquire the Company's Series A preferred stock.

         Effective with the Agreement, Covingham changed its name to Sub Surface Waste Management of Delaware, Inc., increased its authorized shares of $.001 par value common stock to 300,000,000 and $.001 par value preferred shares to 50,000,000.

         The accompanying financial statements present the historical financial condition, results of operations and cash flows of the Company prior to the merger with Covingham.

         NOTE C- COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLING

         Costs and estimated earnings in excess of billings on uncompleted contracts represent accumulated project expenses and fees which have not been invoiced to customers as of the date of the consolidated balance sheet. These amounts are stated at estimated realizable value and aggregated $156,057 and $80,612 at December 31, 2003 and 2002.

         The details of cost of estimated earnings in excess of billing are as follows:

        --------------------------------------------- --------------------------
                                                              DECEMBER 31,
        --------------------------------------------- --------------------------
                                                         2003           2002
        --------------------------------------------- ------------  ------------
        Cost incurred on contracts and estimated
          earnings to date                            $   601,639   $   217,228
        Less: Cumulative billing                          445,582       136,616
        --------------------------------------------- ------------  ------------
             Cost and estimated earnings in
               excess of billing                      $   156,057   $    80,612
        ============================================= ============  ============

NOTE D - RESTRICTED CASH

Included in restricted cash are two certificates of deposits, which total $251,778. Both certificates of deposits are pledged as collateral on letters of credit (see Note M) issued to the State of South Carolina in lieu of performance bonds on two remediation projects, Off Ramp # 83 and McGill's Store.

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE D - RESTRICTED CASH (CONTINUED)

One certificate of deposit issued by Community National Bank is for $184,211, and earns interest at the rate of 1.54% per annum, and serves as collateral for a letter of credit issued to the State of South Carolina, on the Off Ramp #83 job in the amount of $175,000. The letter of credit is dated May 22, 2002 and expires on May 22, 2004. The certificate of deposit will be released as collateral for the letter of credit when the Off Ramp #83 job project is completed, which is expected to occur prior to the expiration of the letter of credit on May 22, 2004. If necessary, the letter of credit could be extended if additional time is required to complete the job.

The second certificate of deposit issued by Bank of America is for $67,567, and earns interest at the rate of 2.0% per annum, and serves as collateral for a letter of credit issued to the State of South Carolina, on the McGill's Store job in the amount of $67,567. The letter of credit is dated September 4, 2002 and expires on August 27, 2004. The certificate of deposit will be released as collateral for the letter of credit when the McGill's Store job project is completed, which is expected to occur prior to the expiration of the letter of credit on August 27, 2004. If necessary, the letter of credit could be extended if additional time is required to complete the job.

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                      2003               2002
                                                      ----               ----
Office furniture and equipment                      $  7,661           $  5,565
Manufacturing equipment                                5,147              5,147
Vehicle                                                8,851                  -
                                                    ---------          ---------
                                                      21,659             10,712
Less: accumulated depreciation                        (6,407)            (3,746)
                                                    ---------          ---------
                                                    $ 15,252           $  6,966
                                                    =========          =========

Depreciation expense for the years ended September 30, 2003 and 2002 was $2,661 and $4,148, respectively.

NOTE F - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following:

                                                     2003                2002
                                                     ----                ----
Accounts payable                                   $147,673            $ 58,708
Accrued expenses:
   Interest                                          25,324               5,312
   Other                                                 40               6,528
                                                   ---------           ---------
                                                   $173,037            $ 70,548
                                                   =========           =========

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE G - NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties at September 30, 2003 and 2002 consists of the following:

                                                                                 2003                 2002
                                                                                 ----                 ----
Note payable to an entity controlled by the President of U.S.
Microbics, Inc.; interest is charged at 10% per annum; unsecured and
due in April 2005.                                                            $   8,010            $   8,010

Note payable to President of U.S. Microbics; interest is charged at 12%
per annum; unsecured and payable on demand.                                      30,000                    -

Note payable to President of U.S. Microbics, Inc. for purchase of a vehicle; interest is charged at 10% per annum; secured by the vehicle;
repayable in monthly installment of $750 per month, including principal
and interest.                                                                     5,425                    -

Note payable to President of U.S. Microbics, Inc.; interest is charged
at 12% per annum; unsecured and payable on April 2005.                           12,280               42,280

Convertible note payable, interest at 10% per annum, secured by third party collateral provided by an officer of the Company and due in
August 2003; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at the lower of $.50 per share or 50% of the Company's common stock fair market value of the Company's common stock based upon a ten day moving average closing price over a ten (10) day period, under certain terms and condition. The Conversion feature terminated in May, 2003. The
Company is in default under this note agreement.                                 55,000                    -

Convertible note payable, interest at 10% per annum, secured by third party collateral provided by an officer of the Company and due in
August 2003; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at the lower of $.50 per share or 50% of the Company's common stock fair market value of the Company's common stock based upon a ten day moving average closing price over a ten (10) day period, under certain terms and condition. The Conversion feature terminated in May, 2003.
The Company is in default under this note agreement.                             55,000                    -

Convertible note payable , interest at 10% per annum, secured by third party collateral provided by an officer of the Company and due in
September 2003; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at the lower of $.50 per share or 50% of the Company's common stock fair market value of the Company's common stock based upon a ten day moving average closing price over a ten (10) day period, under certain terms and condition. The Conversion feature terminated in May, 2003.
The Company is in default under this note agreement.                             55,000                    -

Convertible note payable, interest at 10% per annum, secured by third party collateral provided by an officer of the Company and due in
September 2003; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at the lower of $.50 per share or 50% of the Company's common stock fair market value of the Company's common stock based upon a ten day moving average closing price over a ten (10) day period, under certain terms and condition. The Conversion feature terminated in May, 2003.
The Company is in default under this note agreement.                             55,000                    -

Notes payable (2) of $8,150 and $8,500 to the Chief Operating Officer
of U.S. Microbics, Inc.: interest is charged at 12% per annum;
unsecured and is payable March 8, 2005 and April 17, 2005 respectively.          16,650               16,650
                                                                              ----------           ----------
Total                                                                           292,365               66,940
Less: current portion                                                           272,075                8,010
                                                                              ----------           ----------
                                                                              $  20,290            $  58,930
                                                                              ==========           ==========

                                      F-14

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE , INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE G - NOTES PAYABLE TO RELATED PARTIES (CONTINUED)

Aggregate maturities of long-term debt as of September 30, 2003 are as follows:

         YEAR                                          Amount
         ----                                          ------
         2004                                         $272,075
         2005                                           20,290
         2006                                                -
                                                      ---------
                                                      $292,365
                                                      =========

NOTE H - CAPITAL STOCK

The Company has authorized 300,000,000 shares of common stock, with a par value of $.001 per share. The Company has also authorized 50,000,000 shares of Series A convertible preferred stock, with a par value of $.001 per share. The preferred stock is convertible at the option of the holder into common stock at the rate of five shares of common for every one share of preferred at the option of the holder after one year. As of September 30, 2003, the Company has issued and outstanding 17,490,784 shares of common stock and 5,360,000 shares of convertible preferred stock.

During the year ended September 30, 2002, the Company issued 5,000,000 shares of Series A convertible Preferred Stock to its Parent in exchange for previously incurred debt of $5,700,220.

During the year ended September 30, 2002, the Company issued 6,500,000 shares of its common stock to its Parent in exchange for services provided the Company valued at $ .001 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

During the year ended September 30, 2002, the Company issued 3,000,000 shares of its common stock to an affiliate of the Company in exchange for services provided the Company valued at $ .001 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

During the year ended September 30, 2002, the Company issued 1,000,000 shares of its restricted common stock to employees in exchange for services provided the Company valued at $ .01 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In December, 2002, the Company issued 10,744,000 shares of common stock in connection with the merger with Covingham Capital Corporation (see Note B). In addition, Covingham Capital Corporation shareholders retained 4,351,784 shares of the Company's common stock. The shares were valued at $.001 per share, which approximates the shares book value and does not differ materiality from the shares fair value. The Company charged the value of the shares to operations as organization costs.

In October, 2002 the Company issued 360,000 shares of Series A convertible Preferred Stock for services provided the Company valued at $.05 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued. The preferred shares are convertible into the Company's common shares twelve months from the date of issuance.

During the year ended September 30, 2003, the Company issued 1,154,000 shares of restricted common stock in exchange for $420,000, net of costs.

During the year ended September 30, 2003, the Company issued 560,000 shares of its restricted common stock in exchange for services provided the Company valued at $.10 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE I - STOCK OPTIONS

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's Preferred Stock Series A (see Note H) issued to employees of the Company under a non-qualified employee stock option plan.

                Options Outstanding                      Options Exercisable
                -------------------                      -------------------
                                               Weighted                 Weighted
                         Weighted Average      Average                  Average
Exercise     Number     Remaining Contractual  Exercise     Number      Exercise
 Prices    Outstanding      Life (Years)        Price     Exercisable    Price
 ------    -----------      ------------        -----     -----------    -----
$ 0.25      390,000             4.5            $ 0.25      156,000      $ 0.25

Transactions involving stock options issued to employees are summarized as follows:

                                                                Weighted Average
                                             Number of Shares   Price Per Share
                                             ----------------   ---------------
Outstanding at October 1, 2001                         --                 --
   Granted                                        400,000        $      0.25
   Exercised                                           --                 --
   Canceled or expired                                 --                 --
                                             ----------------   ---------------
Outstanding at September 30, 2002                 400,000               0.25
   Granted                                             --                 --
   Exercised                                           --                 --
   Canceled or expired                            (10,000)                --
                                             ----------------   ---------------
Outstanding at September 30, 2003                 390,000        $      0.25
                                             ================   ===============

The weighted-average fair value of stock options granted to employees during the year ended September 30, 2003 and 2002 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                            2003         2002
                                                         ----------   ----------
Significant assumptions (weighted-average):
    Risk-free interest rate at grant date                   1.24%         --%
    Expected stock price volatility                           38%         --%
    Expected dividend payout                                  --          --
    Expected option life-years (a)                          4.50        5.50

         (a) The expected option life is based on contractual expiration dates.

If the Company recognized compensation cost for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $1,178,447 and $(0.08) for the year ended September 30, 2003 and $840,825 and $(0.23) for the year ended September 30, 2002, respectively.

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE , INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE I - STOCK OPTIONS (CONTINUED)

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company. These options were granted in lieu of cash compensation in connection with issuance of the Company's debt.

                              Options Outstanding                                  Options Exercisable
                              -------------------                                  -------------------
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
         $.25            20,000                  5.5               $ .25          20,000         $ .25

Transactions involving options issued to non-employees are summarized as follows:

                                                                                Weighted Average
                                                       Number of Shares         Price Per Share
                                                       ----------------         ---------------

       Outstanding at October 1, 2001
          Granted                                                   --          $           --
          Exercised                                                 --                      --
          Canceled or expired                                       --                      --
                                                       ----------------         ---------------
       Outstanding at September 30, 2002                            --                      --
          Granted                                               20,000                     .25
          Exercised                                                 --                      --
          Canceled or expired                                       --                      --
                                                       ----------------         ---------------
       Outstanding at September  30, 2003                       20,000          $          .25
                                                       ================         ===============

All options granted to non-employees are non-compensatory and exercise prices of options are higher than the fair market value of the Company's common stock, and thus there was no charged to operations for the years ended September 30, 2003

NOTE J - LOSSES PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share:

                                                   2003             2002
                                                   ----             ----
Net loss available for common shareholders      $ 1,178,447      $  840,825
                                                ============     ===========
Basic and fully diluted loss per share          $      0.08      $     0.23
                                                ============     ===========
Weighted average common shares outstanding       15,416,539       3,597,628
                                                ============     ===========

NOTE K - RELATED PARTY TRANSACTIONS

The Company's officers and entities controlled by the Company's officers have advanced the Company funds during September 30, 2003 and 2002 for working capital purposes. The net amount of advances due the related parties at September 30, 2003 and 2002 was $72,365 and $66,940, respectively (see Note G).

NOTE L - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE L - INCOME TAXES (CONTINUED)

From the Company's inception through the date of the Capital Stock Exchange Agreement (see Note B), the Company's former parent, U.S. Microbics, Inc., elected to consolidate the Company's taxable income (loss) with its consolidated federal and state tax returns.

At September 30, 2003, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $ 800,000, expiring in the year 2023, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company , it is more likely than not that the benefits will not be realized. Due to significant changes in the Company's ownership, the future use of its existing net operating losses may be limited.

Components of deferred tax assets as of September 30, 2003 are as follows:

              Non Current:
              Net operating loss carry forward                  $   300,000
              Valuation allowance                                  (300,000)
                                                                ------------
              Net deferred tax asset                            $         -
                                                                ============

NOTE M - COMMITMENTS AND CONTINGENCIES

Employment agreements
---------------------

Effective December 23, 2002, the Company entered into an employment agreement with its President and Chief Executive Officer. This employment agreement provides for a term of five years, at an initial annual base salary of $150,000, salary increases of $10,000 per annum for each of the first four years and an increase of $20,000 for the fifth year, and discretionary incentive bonuses.

Effective December 23, 2002, the Company entered into an employment agreement with its Vice President and Chief Operating Officer. This employment agreement provides for a term of five years, at an initial annual base salary of $145,000, salary increases of $10,000 per annum for each of the first four years and an increase of $20,000 for the fifth year, and discretionary incentive bonuses.

Litigation
----------

The Company is subject to legal claims and legal proceeding which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Letters of credit
-----------------

The Company is obligated under various letters of credit in connection with the issuance of bonds guarantying specific performance under certain remediation contracts. The letters of credit, which aggregate approximately $815,000 are secured by Company assets (see Note D) and third party collateral.

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE , INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002

NOTE M - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Lease Commitments
-----------------

The Company leases office space in South Carolina and Colorado on a month to month basis. The Company also shares administrative offices with U.S. Microbics, Inc. in Carlsbad, California.

Rental expense for the year ended September 30, 2003 and 2002 charged to operations was $30,557 and $32,318, respectively.

NOTE N - GOING CONCERN

The accompanying consolidated statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended September 30, 2003 and 2002, the Company incurred losses from operations of $1,117,955 and $827,399, respectively. This factor among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.


                              SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC. AND SUBSIDIARY
                                          CONSOLIDATED CONDENSED BALANCE SHEET

                                                                                                 AS OF            AS OF
                                                                                               JUNE 30,        SEPTEMBER 30,
                                                                                                 2004              2003
                                                                                              (UNAUDITED)       (AUDITED)
                                                                                             ------------      ------------
CURRENT ASSETS:
           Cash                                                                              $    12,808       $    22,238
           Restricted cash                                                                       122,187           258,468
           Accounts receivable                                                                     5,775            68,649
           Due from affiliates                                                                    79,079            30,000
           Prepaid expenses and other assets                                                      45,330            23,230
           Costs and estimated profit in excess of billings                                      223,011           156,057
                                                                                             ------------      ------------
               Total current assets                                                              488,190           558,642

PROPERTY AND EQUIPMENT, NET
           Office equipment                                                                       24,563             7,661
           Manufacturing equipment                                                                 5,147             5,147
           Transportation equipment                                                                8,851             8,851
                                                                                             ------------      ------------
                                                                                                  38,561            21,659
           Less: Accumulated Depreciation                                                         -9,577            (6,407)
                                                                                             ------------      ------------
                                                                                                  28,984            15,252

DEPOSITS                                                                                           2,919             2,669
                                                                                             ------------      ------------
               Total assets                                                                  $   520,093       $   576,563
                                                                                             ============      ============

LIABILITIES AND DEFICIT IN STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
           Accounts payable and accrued expenses                                             $   241,536       $   173,037
           Due to affiliates                                                                     215,211           573,810
           Notes payable, related parties                                                        376,150           272,075
                                                                                             ------------      ------------
               Total current liabilities                                                         832,897         1,018,922

           Notes payable - related party                                                           8,010            20,290
                                                                                             ------------      ------------

               Total liabilities                                                                 840,907         1,039,212

Convertible preferred stock, $.001 par value; 50,000,000 shares authorized:
           Series A; 10,000,000 shares authorized; 5,734,665 and 5,360,000 issued and outstanding as of June 30, 2004 and September 30, 2003, respectively aggregate liquidation preference of $57,346,650 and $53,600,000
               respectively                                                                        5,735             5,360
           Series B; 2,000,000 shares authorized; 50,000 And 0 issued and outstanding as of June 30, 2004 and September 30, 2003 respectively; aggregate
               liquidation preference of $500,000 and $0, respectively                                50                --

DEFICIT IN STOCKHOLDERS' DEFICIT:
       Common stock; $.001 par value; 300,000,000 shares authorized;
           25,465,050 And 17,490,784 issued and outstanding as of
           June 30, 2004 and September 30, 2003, respectively                                     25,465            17,491
       Additional paid-in capital                                                              7,989,792         6,312,221
       Accumulated deficit                                                                    (8,240,856)       (6,797,721)
       Deferred financing costs                                                                 (101,000)               --
                                                                                             ------------      ------------
           Total deficit in stockholders' equity                                                (320,814)         (462,649)
                                                                                             ------------      ------------
           Total liabilities and stockholders' deficit                                       $   520,093       $   576,563
                                                                                             ============      ============

                                       SEE ACCOMPANYING FOOTNOTES TO THE UNAUDITED
                                      CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.


                                   SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC. AND SUBSIDIARY
                                          CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                                             For the Nine                       For the Three
                                                         Months Ended June 30,               Months Ended June 30,
                                                   --------------------------------     ---------------------------------
                                                       2004                2003              2004               2003
                                                   -------------      -------------      -------------      -------------
Revenues                                           $    206,231       $    367,622       $     40,738       $    129,117

Cost of revenues                                        227,564            289,572             64,972             95,994
                                                   -------------      -------------      -------------      -------------

Gross profit                                            (21,333)            78,050            (24,234)            33,123

Selling, general and administrative expenses          1,319,703            787,467            322,385            242,142
                                                   -------------      -------------      -------------      -------------

Loss from operations                                 (1,341,036)          (709,417)          (346,619)          (209,019)

Other income (expense):

Interest income                                           3,177              5,894              3,177              5,534

Interest expense                                       (105,276)           (59,473)           (10,262)           (24,354)
                                                   -------------      -------------      -------------      -------------

Net loss                                           $ (1,443,135)      $   (762,996)      $   (353,704)      $   (227,839)
                                                   =============      =============      =============      =============

Net loss per common share (basic and diluted)      $      (0.07)      $      (0.06)      $      (0.02)      $      (0.01)

Weighted average common shares outstanding           20,548,414         12,482,485         23,332,276         12,482,485

                                            SEE ACCOMPANYING FOOTNOTES TO THE UNAUDITED
                                           CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.

                    SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC. AND SUBSIDIARY
                           Consolidated Condensed Statements of Cash Flows
                                             (UNAUDITED)

                                                                                    For the Nine
                                                                                Months Ended June 30,
                                                                                 2004            2003
                                                                              ----------      ----------
CASH FLOW FROM OPERATING ACTIVITIES

NET CASH USED IN OPERATING ACTIVITIES                                         $(375,329)      $(772,343)
                                                                              ----------      ----------
NET CASH USED IN INVESTING ACTIVITIES                                           (65,981)         (8,851)
                                                                              ----------      ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                       431,880         770,836
                                                                              ----------      ----------

(DECREASE) INCREASE IN CASH                                                      (9,430)        (10,358)
CASH AT BEGINNING OF PERIOD                                                      22,238          11,925
                                                                              ----------      ----------
CASH AT END OF PERIOD                                                            12,808           1,567
                                                                              ==========      ==========

Supplemental disclosures of non-cash Investing and financing activities:

Common stock issued in exchange for services                                  $ 786,416       $  18,000
Common stock issued in recapitalization                                       $      --       $   5,562
Common stock issued on preferred series A conversion                          $      --       $      --
Preferred stock issued in exchange for services                               $ 216,000       $      --

Cash paid for:
    Interest                                                                  $      --       $      --
    Income taxes                                                              $      --       $      --


                                  SEE ACCOMPANYING FOOTNOTES TO THE UNAUDITED
                                 CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.

          SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            JUNE 30, 2004 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General
-------

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the nine-months and three months period ended June 30, 2004, are not necessarily indicative of the results that may be expected for the year ended September 30, 2004. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated September 30, 2003 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

Business and Basis of Presentation
----------------------------------

Sub Surface Waste Management of Delaware, Inc. ("the Company") was formed under the laws of the State of Utah in January, 1986 and re-domiciled to the state of Delaware in February, 2001. The Company designs, installs and operates proprietary soil and groundwater remediation systems.

The consolidated financial statements include the companies which are effectively controlled directly by the Company, where control is defined as the power to govern the financial and operating policies. This control is generally evidenced when the Company directly or indirectly owns more than 50% or the voting rights of the company's share capital. Significant intercompany transactions have been eliminated in consolidation.

As of June 30, 2004 U.S. Microbics, Inc., and subsidiaries ("Parent" or "Affiliates") control approximately 75% of the outstanding voting stock of the Company.

Reclassification
----------------

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

Concentrations of Credit Risk
-----------------------------

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

          SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            JUNE 30, 2004 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation
------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2002 and for the subsequent periods.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows:

                                                                           FOR THE NINE MONTHS ENDED
                                                                                   JUNE 30,
                                                                            2004                2003
                                                                      ----------------    ---------------
Net loss - as reported                                                $    (1,443,135)    $      (762,996)
Add: Total stock based employee compensation expense as
     reported under intrinsic value method (APB. No. 25)                           --                  --
Deduct: Total stock based employee compensation expense
     as reported under fair value based method (SFAS No. 123)                      --                  --
Net loss - Pro Forma                                                       (1,443,135)           (762,996)
Net loss attributable to common stockholders - Pro forma                   (1,443,135)           (762,996)
Basic (and assuming dilution) loss per share - as reported                      (0.07)              (0.06)
Basic (and assuming dilution) loss per share - Pro forma                        (0.07)              (0.06)

          SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            JUNE 30, 2004 (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements
-----------------------------

In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 will not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 will not have a material impact on the Company's results of operations or financial position.

NOTE B - ACQUISITION AND CAPITAL RESTRUCTURE

On December 20, 2002, the Company entered into a Capital Stock Exchange Agreement ("Agreement") with Covingham Capital Corp. ("Covingham") an inactive publicly registered shell corporation with no significant assets or operations. In accordance with SFAS No. 141, the Company was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Company's capital structure

For accounting purposes, the Company has accounted for the transaction as a reverse acquisition and the Company shall be the surviving entity. The total purchase price and carrying value of net assets acquired was $ 1,853 From January 1986 until the date of the Agreement, Covingham was an inactive corporation with no material assets or operations. The Company did not recognize goodwill or any intangible assets in connection with the transaction.

Effective with the Agreement, all previously outstanding common stock, preferred stock, options and warrants owned by the Company's shareholders were exchanged for an aggregate of 10,744,000 shares of the Covingham common stock and 5,360,000 shares of Covingham preferred stock. The value of the stock that was issued was the historical cost of the Covingham's net tangible assets, which did not differ materially from their fair value. In addition, holders of the Company's options to acquire Series A Preferred stock exchanged their options for options to acquire the Company's Series A preferred stock.

Effective with the Agreement, Covingham changed its name to Sub Surface Waste Management of Delaware, Inc., increased its authorized shares of $.001 par value common stock to 300,000,000 and $.001 par value preferred shares to 50,000,000.

          SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                            JUNE 30, 2004 (UNAUDITED)

NOTE B - ACQUISITION AND CAPITAL RESTRUCTURE (CONTINUED)

The accompanying financial statements present the historical financial condition, results of operations and cash flows of the Company prior to the merger with Covingham.

NOTE C - CAPITAL STOCK

The Company has authorized 300,000,000 shares of common stock, with a par value of $.001 per share. The Company has also authorized 10,000,000 shares of Series A convertible preferred stock, with a par value of $.001 per share . The Company has also authorized 2,000,000 shares of Series B convertible preferred stock, with a par value of $.001 per share The preferred stock is convertible at the option of the holder into common stock at the rate of five shares of common for every one share of preferred at the option of the holder after one year. As of June 30, 2004, the Company has issued and outstanding 25,465,050 shares of common stock and 5,784,665 shares of convertible preferred stock.

During the nine months ended June 30, 2004, the Company issued 168,000 shares of convertible preferred stock series A in exchange for $42,000 upon exercise of 168,000 stock options.

During the nine months ended June 30, 2004, the Company issued 240,000 shares of convertible preferred stock series A in exchange for services provided by a related party to the Company valued at $.90 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

During the nine months ended June 30, 2004, the Company issued 326,665 shares of convertible preferred stock series A in settlement of due to related parties for $294,000.

During the nine months ended June 30, 2004, the stock holders of convertible preferred stock series A elected to convert 360,000 preferred stock series into 1,800,000 common stocks of the Company.

During the nine months ended June 30, 2004, the Company issued 50,000 shares of Series B convertible Preferred Stock to a shareholder of the Company as a collateral for the shareholder providing a $101,000 letter of credit collateralizing the performance of a contractual obligation of the Company's. The Company has recognized a $101,000 deferred financing cost in connection with the placement of the letter of credit. The shareholder will return these preferred stocks to the Company upon maturity of the outstanding letter of credit.

During the nine months ended June, 2004, the Company issued 2,717,446 shares of restricted common stock in exchange for $470,804 net of costs.

During the nine months ended June 30, 2004, the Company issued 2,159,020 shares of its restricted common stock in exchange for services provided the Company valued at $0.26 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

During the nine months ended June 30, 2004, the Company issued 752,800 shares of restricted common stock in settlement of due to related parties for $135,500.

For the nine months ended June 30, 2004, the Company issued an aggregate of 545,000 shares of common stock to employees under an employee stock option plan. Under this plan Employees were able to purchase stock at 85% of market price. Proceeds from the exercised options were used for general operating expenses.

PROSPECTUS




                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.


                                               12,498,286 SHARES OF COMMON STOCK


    No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

    The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.











                           Date of this prospectus is


================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our bylaws and certificate of incorporation entitle our directors or executive officers to indemnification to the fullest extent permitted under
Section 145 of the Delaware General Corporation Law, as may be amended. Our bylaws and certificate of incorporation also provide that our directors shall not be liable to the company or our stockholders for monetary damages for breach of duty, except (a) for any breach of duty of loyalty to the company or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which a director derived an improper personal benefit.

    The Delaware General Corporation Law allows a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist. See "Disclosure of Commission Position of Indemnification for Securities Act Liabilities" for a description of Section 145 of the Delaware General Corporation Law.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement. We have agreed to pay all of these expenses.

 SEC registration fee                                        $570.07

 Financial printer fees to EDGARize and print
    registration statement                                  1,200.00*

 Transfer Agent Fees, including Printing and
    Engraving Stock Certificates                            1,000.00*

 Legal fees and expenses                                   40,000.00*

 Accounting fees and expenses                              10,000.00*

 Miscellaneous                                              2,000.00*
----------------------------------------------------------------------------
 Total                                                     $54,770.07
----------------------------------------------------------------------------
* estimated
                     RECENT SALES OF UNREGISTERED SECURITIES


    We have sold or issued the following securities not registered under the Securities Act by reason of the exemption afforded under Section 4(2) of the Securities Act of 1933, during the three year period ending on the date of filing of this registration statement. Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions. The offer and sale of the following securities was exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

    On August 3, 2004, we issued 375,000 shares of restricted common stock to Richardson & Patel LLP in settlement of in indebtedness arising from the provision of legal services to the company. This transaction was valued at $0.25 per share.

    On August 4, 2004, the company entered into a loan agreement and convertible promissory note with Fusion Capital to borrow $200,000 at annual interest rate of 10%. In connection with the Note, Fusion Capital was issued warrants to purchase 250,000 shares of our common stock at an exercise price of $.275 per share.

    On June 10, 2004, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital has agreed to purchase up to an aggregate of $6.0 million in shares. As compensation to Fusion Capital in connection with its purchase commitment under the common stock purchase agreement, we issued 1,050,000 shares of common stock, of which 1,000,000 was valued at $0.27 per share and 50,000 was valued at $0.37 per share, and warrants, exercisable for a period of five years, to purchase (i) 500,000 shares of common stock at $0.50 per share, (ii) 500,000 shares of common stock at $1.00 per share, (iii) 500,000 shares of common stock at $1.50 per share and (iv) 500,000 shares at $2.00 per share.

    In March 2004 the company issued 22,525 shares under a consulting contract. These shares were valued at approximately $0.33 per share or a total transaction value of $7,500, which was the fair market value of the services received.

    In March 2004, the company issued 752,800 shares of restricted common stock to a director in satisfaction of debt owed. The shares of common stock were valued at $.18 per share or an aggregate of $135,500.

    In March 2004, two officers and a director of the Company exercised options to purchase 168,000 shares of restricted Series A Preferred stock. Each share of the Preferred stock is convertible into 5 shares of common stock, no sooner that one year after the date acquired. The options were exercised at $0.25 per share of Series A Preferred stock. The total value of these transactions was $42,000 which was offset against debt owed to the officers and director.

    In March 2004, the company issued 240,000 share of restricted Series A Preferred stock to an affiliate under a consulting agreement. This transaction was valued at $0.90 per share of Series A Preferred and had a total value of $216,000.

    In March 2004, the company issued a total of 326,665 shares of restricted Series A Preferred Stock to its parent company and an affiliate in exchange for debt owed. These transactions were valued $0.90 per share of Series A Preferred stock and had a total value of $294,000.

    In February 2004, the company issued 10,000 shares of restricted common stock on behalf of an affiliate under a consulting agreement. This transaction was valued at $0.50 per share which approximates the value of the services received.

    In February 2004, the company issued 1,173,750 shares of restricted common stock to five accredited investors, of which 80,000 common shares were sold for $0.25 per share and 1,093,750 shares were sold for $0.16 per shares. Total proceeds to the company were $195,000.

    In January 2004, the company issued 150,000 shares of restricted common stock to a consultant for management advisory services. This transactions was valued at $0.05 per share which approximated the fair market value of the services received.

    In January 2004, the company issued 230,000 shares of restricted common stock to four accredited investors. These transactions were valued at $0.25 per share. The company received $57,500 in proceeds from the sales.

    In December 2003, the company issued 200,000 shares of restricted common stock to an investor for $0.25 per share. The proceeds for the sale of restricted common stock were used for operating, selling and administrative expenses and for repayment of advances from the parent company, U.S. Microbics, Inc.

    In December 2003, the company issued 50,000 shares of restricted Series B Preferred stock to an investor as collateral for a letter of credit provided by the investor in lieu of a performance bond on a job awarded the company by the State of South Carolina. Each share of Series B Preferred stock is convertible into 5 shares of common stock one year subsequent to the date of issue. This transaction was valued at approximately $2.00 per share of Series B Preferred stock which represents the fair value of the services received which did not differ materially from the value of the stock issued.

    In November 2003, the company issued 175,000 shares of restricted common stock to accredited investors, of which 50,000 shares were sold for $0.25 per share and 125,000 shares were sold at $0.20 per share.

    In October 2003, the company issued 765,000 shares of restricted common stock to accredited investors, of which 40,000 shares were sold for $0.25 per share, 325,000 shares were sold for approximately $0.154 per share and 400,000 shares were sold at $0.125 per share.

    In October 2003, the company issued 355,000 shares of restricted common stock to an investor, of which 25,000 were issued for compensation for providing a letter of credit as a security deposit on the lease of its office and warehouse space shared with the company's parent and affiliates and 330,000 shares were issued as collateral for a $55,000 loan made to the company in March 2003. These transactions were valued at $0.01 per share based on the pre-publicly trading value of the shares in March 2003.

    In September 2003, the company issued to investors 685,000 shares of common stock, of which 210,000 shares were valued at $0.50 per common share, 25,000 shares were valued at $0.40 per common share, 125,000 shares were valued at $0.25 per share and 325,000 shares were valued at $0.15 per share.

    In August 2003, the company issued to investors 245,000 shares of common stock, valued at $0.25 per common share.

    On January 24, 2003, the company issued to an accredited investor, 60,000 shares of common stock. This transaction was valued at $0.50 per common share.

    On December 13, 2002, the company entered into a Capital Stock Exchange Agreement with the stockholders of Sub Surface Waste Management, Inc. ("SSWM Stockholders"). The SSWM Stockholders transferred 10,824,000 shares of SSWM common stock and 5,360,000 shares of SSWM preferred stock in exchange for 10,744,000 shares of the company's common stock and 5,360,000 shares of the company's preferred stock. Additionally, the holders of options to purchase Series A preferred stock of SSWM exchanged their options for options to purchase the company's Series A preferred stock with an exercise price of options is $0.25 per share and expiring after three years. On the date of the transaction, the company's common stock was valued at $0.05 per share and the company's Series A preferred stock was valued at $0.25 per share.

    On October 21, 2002, the company issued 800,000 to Sol Tech Corporation, an affiliate of U.S. Microbics, Inc., under a consulting agreement, valued at $0.05 per share of common stock.

    In March 2002, the company issued 52, 240 shares of restricted common stock in exchange for debt of $2,612. Also in March, the company issued 60,000 shares of restricted common stock to an accredited investor for $3,000. In addition, the company issued 125,000 for services, valued at $0.05 per share.

                                    EXHIBITS

3.1      Amended and Restated Certificate of Incorporation. (1)

3.2      Bylaws. (2)

5.1      Opinion on Legality.

10.1 Capital Stock Exchange and Agreement between the Registrant and the Series A Preferred Stock stockholders and option holders of Sub surface Waste Management, Inc., a Nevada Corporation.(1)

10.2     Consulting Agreement with Sol Tech Inc., dated as of October 21,
         2002.(4)

10.3 Common Stock Purchase Agreement between Registrant and Fusion Capital Fund II, LLC, dated as of June 10, 2004.(3)

10.4 Amendment dated as August 4, 2004, to the Common Stock Purchase Agreement between Registrant and Fusion Capital Fund II, LLC.(4)

10.5 Amended Registration Rights Agreement between Registrant and Fusion Capital Fund II, LLC, dated as of August 4, 2004. (4)

10.6 Form of Common Stock Purchase Warrant issued to Fusion Capital Fund II, LLC, in connection with Common Stock Purchase Agreement with Fusion Capital Fund II, LLC. (3)

10.7 Loan Agreement between Registrant and Fusion Capital Fund II, LLC, dated as of August 4, 2004. (4)

10.8 Promissory Note dated as of August 4, 2004, issued to Fusion Capital Fund II, LLC, in connection with Loan Agreement. (4)

10.9 Form of Common Stock Purchase Warrant issued to Fusion Capital Fund II, LLC, in connection with Loan Agreement with Fusion Capital Fund II, LLC. (4)

10.10    Employment agreement with Bruce S. Beattie, dated as of December 23,
         2002.

10.11    Employment agreement with Behzad Mirzayi, dated as of December 23,
         2002.

23.1     Consent of Independent Auditor.

23.2     Consent of Legal Counsel (included in Exhibit 5.1 hereto).

24       Powers of Attorney(4).

--------------------
         (1) Previously filed as an exhibit to our report on form 8-K filed with the SEC on December 30, 2002, and incorporated herein by this reference.
         (2) Previously filed as an exhibit to our report on form 8-K filed with the SEC on May 4, 2001, and incorporated herein by this reference.
         (3) Previously filed as an exhibit to our report on form 8-K filed with the SEC on June 15, 2004, and incorporated herein by this reference.
         (4) Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on August 6, 2004, and incorporated herein by this reference.

                                  UNDERTAKINGS

    We hereby undertake to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

         ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Carlsbad, State of California on September 30, 2004.

                               SUB SURFACE WASTE MANAGEMENT OF DELAWARE INC.

                               By:  /S/ BRUCE S. BEATTIE
                                  ----------------------
                                    Bruce S. Beattie
                                    Chief Executive Officer (principal executive
                                    officer)

                               By:  /S/ CONRAD NAGEL
                                    --------------------
                                    Conrad Nagel
                                    Chief Financial Officer (principal financial
                                    officer)


    In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:


Name                                Position                                 Date
----                                --------                                 ----

/S/ BRUCE S. BEATTIE                President, CEO and Director              September 30, 2004
-------------------
Bruce S. Beattie

/S/ BEHZAD MIRZAYI                  Chief Operating Officer and Director     September 30, 2004
------------------
Behzad Mirzayi

/S/ CONRAD NAGEL                    Chief Financial Officer and Director     September 30, 2004
----------------
Conrad Nagel

/S/ ROBERT C. BREHM                 Secretary and Director                   September 30, 2004
-------------------
Robert C. Brehm

/S/ BILL HOPKINS                    Director                                 September 30, 2004
----------------
Bill Hopkins
